Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

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LICENSE AGREEMENT BY AND BETWEEN

JANSSEN PHARMACEUTICA NV AND

PIPELINE THERAPEUTICS, INC.

Dated February 3, 2023

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 TRANSFER OF LICENSED COMPOUNDS AND LICENSED PRODUCTS		19

2.1	Transfer of Program to Janssen (Non-Manufacturing)	19
2.2	Inventory and Manufacturing Transfer to Janssen	21
2.3	Transition Manager	25
2.4	Costs	25
2.5	Licensor Efforts	25
2.6	No Assumption of Liabilities	25

ARTICLE 3 EXPLOITATION OF LICENSED COMPOUNDS AND LICENSED PRODUCTS		25

3.1	General	25
3.2	Licensor Assistance	26
3.3	Diligence	26
3.4	Licensor Right to Conduct Phase 2 MS POC Study	26
3.5	Conduct of Activities	30

ARTICLE 4 FINANCIAL TERMS		31

4.1	Upfront Payment	31
4.2	Development and Regulatory Milestones	31
4.3	Sales Milestones	32
4.4	Royalties	32
4.5	Payment Terms	35
4.6	Records; Audits	36
4.7	Taxes	37
4.8	Financial Co-Funding Option	37

ARTICLE 5 LICENSE GRANTS		46

5.1	License Grants	46
5.2	Affiliates	46
5.3	Sublicensing	47
5.4	Cross-Licenses	47
5.5	No Implied Licenses	47

ARTICLE 6 INTELLECTUAL PROPERTY		48

6.1	Patent Representatives	48
6.2	Inventions	48
6.3	Prosecution of Licensed Patents	48
6.4	Enforcement of Licensed Patents	49
6.5	Patent Term Extensions	51
6.6	Regulatory Data Protection	51
6.7	Licensed Patent Invalidity Claims	51
6.8	Claimed Infringement	51
6.9	Recording of Agreement	52
6.10	Trademarks	52

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ARTICLE 7 CONFIDENTIALITY AND PUBLICITY		52

7.1	Non-Disclosure and Non-Use	52
7.2	Exceptions	52
7.3	Authorized Disclosure	53
7.4	Terms of Agreement	54
7.5	Publicity	55
7.6	Prior Non-Disclosure Agreement	55
7.7	Equitable Relief	55
7.8	Publications	55
7.9	Business Acknowledgment	56

ARTICLE 8 REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS		56

8.1	Mutual Representations and Warranties	56
8.2	Additional Representations and Warranties of Licensor	57
8.3	Internal Janssen Program	59
8.4	No Debarment or Exclusion	59
8.5	Covenants of Licensor	60
8.6	Compliance with Anti-Corruption Laws	61
8.7	Specified Materials	63
8.8	No Other Warranties	64

ARTICLE 9 INDEMNIFICATION; INSURANCE		64

9.1	Indemnification by Janssen	64
9.2	Indemnification by Licensor	65
9.3	Indemnification Procedures	65
9.4	Insurance	66

ARTICLE 10 TERM AND TERMINATION		66

10.1	Term	66
10.2	Termination for Material Breach	67
10.3	Termination by Janssen Without Cause	67
10.4	Provisions for Insolvency	68
10.5	Effects of Termination or Expiration	69

ARTICLE 11 HSR COMPLIANCE		75

11.1	HSR Clearance	75
11.2	HSR Filing	76
11.3	Cooperation	76

ARTICLE 12 DISPUTE RESOLUTION		77

12.1	Exclusive Dispute Resolution Mechanism	77
12.2	Referral to Executive Officers	77
12.3	Mediation	77
12.4	Consent to Jurisdiction	78
12.5	Waiver	78

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ARTICLE 13 MISCELLANEOUS		78

13.1	Assignment; Successors	78
13.2	Performance by Affiliates	78
13.3	Subcontracting	78
13.4	No Consequential or Punitive Damages	78
13.5	Governing Law	79
13.6	Notices	79
13.7	Severability	80
13.8	Captions	80
13.9	Further Actions	80
13.10	Amendment; No Waiver	80
13.11	Integration	80
13.12	Independent Contractors; No Agency	80
13.13	Force Majeure	81
13.14	Use of Names	81
13.15	Counterparts; Signatures	81
13.16	Construction	81

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LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of February 3, 2023 (the “Execution Date”) by and between Pipeline Therapeutics, Inc., a Delaware corporation (“Licensor”), on the one hand, and Janssen Pharmaceutica NV, a Belgium company (“Janssen”), on the other hand. Licensor and Janssen are referred to in this Agreement each individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

WHEREAS, Licensor controls certain patents, know-how and other rights related to the Licensed Compounds and Licensed Products;

WHEREAS, Janssen has considerable knowledge and experience in developing and commercializing drugs and biological products throughout the world; and

WHEREAS, Licensor desires to grant to Janssen an exclusive license to develop, manufacture, commercialize and otherwise exploit Licensed Compounds and Licensed Products in the Field in the Territory on and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Acquirer” means any Third Party that is a counterparty in any Change of Control transaction.

1.2 “Acquirer Technology” means (a) any Patents or Know-How Controlled by the Acquirer (or any Affiliate of Acquirer other than those of the Licensor Pre-Existing Organization) and not Controlled by any of the Licensor Pre-Existing Organization prior to consummation of such Change of Control or (b) any Patents or Know-How Controlled by Acquirer (or any other Affiliate of Acquirer other than those of the [***]) following the [***] (other than [***]).

1.3 “Action” means any claim, action, cause of action or suit (whether in contract, tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.4 “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person at any time for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (a) in the case of a Person that is a corporate entity, direct or indirect ownership of stocks or shares having 50% or more of the right to vote for the election of directors of such Person and (b) in the case of a Person that is an entity, but is not a corporate entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

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1.5 “Annual Aggregate Net Sales of Licensed Products” means, with respect to a Calendar Year, the aggregate Net Sales of all Licensed Products in all countries in the Territory during such Calendar Year, but excluding any Net Sales of a Licensed Product in a country occurring (a) prior to the start of the Royalty Term with respect to such Licensed Product in such country or (b) following the expiration of the Royalty Term with respect to such Licensed Product in such country.

1.6 “Business Day” means a day on which banking institutions in New York, New York are open for business.

1.7 “Calendar Quarter” means a quarter based on the Johnson & Johnson Universal Calendar for the applicable year (a copy of which is attached hereto as Exhibit 1.7).

1.8 “Calendar Year” means a year based on the Johnson & Johnson Universal Calendar for the applicable year (a copy of which is attached hereto as Exhibit 1.7).

1.9 “Change of Control” means, at any time on or after the date of this Agreement, with respect to Licensor (and any of its successors):

(a) the acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Specified Person”), of Beneficial Ownership of 50% or more of either (i) the then outstanding ordinary (or common) shares of such company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subclause (a), any acquisition of securities of such company by any Person pursuant to a transaction which complies with clauses (i) and (ii) of subclause (c) of this definition will not constitute a Change of Control of such company;

(b) individuals who, as of the Execution Date, constitute the Board of Directors of such company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such company; provided, however, that any individual becoming a director subsequent to the Execution Date whose election, or nomination for election by such company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors of such company;

(c) consummation of a merger, consolidation, or other similar extraordinary transaction, or sale or other disposition of all or substantially all of the assets (any of the foregoing, a “Business Combination”) of such company, in each case, unless, immediately after such Business Combination, (i) the individuals and entities who were the Beneficial Owners,

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respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including a corporation which as a result of such transaction owns the then outstanding securities of such company or all or substantially all of such company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) more than 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of such company, providing for such Business Combination;

(d) approval by the shareholders of such company of a complete liquidation or dissolution of such company; or

(e) the sale or disposition to a Third Party of assets or businesses that constitute 50% or more of the total revenue or assets of a Party (determined on a consolidated basis), including such Party’s assets or business related to the Licensed Compounds and Licensed Products.

For purposes of this definition, a Person will be deemed the “Beneficial Owner” of, and will be deemed to “beneficially own”, and will be deemed to have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 promulgated under the Exchange Act; or

(ii) which such Person or any of such Person’s Affiliates has, directly or indirectly: (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed under this clause (1) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder; or (2) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person will not be deemed under this clause (2) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any security if (x) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of the Outstanding Common Stock or Outstanding Voting Securities of the issuer of such security in accordance with the applicable rules and regulations under the Exchange Act and (y) the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report); or

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(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person (or any of such Person’s Affiliates) has (1) any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subclause (ii)(2) of this definition) or disposing of any ordinary (or common) shares or voting securities of the issuer of such security or (2) any agreement, arrangement or understanding (written or oral) to cooperate in obtaining, changing or influencing the control of the issuer of such security; or

(iv) which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates, with the number of ordinary (or common) shares or voting securities deemed Beneficially Owned being the notional or other number of ordinary (or common) shares or voting securities specified in (or determined pursuant to) the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part.

1.10 “Clinical Study” means any study in which human subjects are dosed or treated with a drug or biological product, whether approved or investigational.

1.11 “Combination Product” means (a) any product containing a Licensed Compound and one or more other active ingredients in a fixed-dose formulation, (b) any combination of a Licensed Product sold together with another drug or biological product in a single package or container for a single price, or (c) any combination of a Licensed Product sold together with a delivery device or system in a single package or container for a single price (any such other active ingredient, drug or biological product or delivery device or system described in clause (a) through (c), an “Other Component”).

1.12 “Commercialization” or “Commercialize” means marketing, promoting, detailing, distributing, importing, exporting, offering for sale or selling a drug or biological product, including medical affairs activities, regulatory activities directed to obtaining pricing and reimbursement approvals, price calculations and related reporting to Governmental Authorities, and interacting with Regulatory Authorities with respect to the foregoing.

1.13 “Commercialization Approval” means, with respect to a Licensed Product and any country or regulatory jurisdiction, receipt of [***]:

(a) [***].

(b) [***].

(c) [***].

(d) [***].

(e) [***].

1.14 “Commercially Reasonable Efforts” means [***].

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1.15 “Competitive Change of Control” means a Change of Control where the Acquirer is: (a) a Person (or an Affiliate of such a Person) [***]; or (b) a Person named on Schedule 1.15 (or an Affiliate or successor-in-interest of any of such Persons).

1.16 “Controlled” or “Control” means, with respect to Know-How, Patents, or intellectual property rights, the legal authority or right, whether by ownership, license or otherwise (except pursuant to a license granted under this Agreement), of a Party or any of its Affiliates to grant a license or sublicense under such Know-How, Patents or intellectual property rights to the other Party (or, in the case of Know-How, the legal authority or right to disclose such Know-How to the other Party) without violating or breaching any Original In-License Terms (or, in the case of Know-How, misappropriating such Know-How).

Notwithstanding the foregoing, Licensor and its Affiliates will not be deemed to Control any [***] (and, accordingly, Licensed Technology shall not include [***]) unless, and solely to the extent that, such [***] is: (i) used by Licensor or the Acquirer, or any of their respective Affiliates, to Exploit any Licensed Compound or Licensed Product; or (ii) in the case of [***] that is Know-How, is disclosed by or for Licensor, an Acquirer or their Affiliates to Janssen under this Agreement or in connection with Janssen’s Exploitation of any Licensed Compound or Licensed Product.

1.17 “Cover” means, with respect to a Patent and a product, that, in the absence of ownership of or a license under such Patent, the performance of an act with respect to such product (e.g., with respect to a Patent in the U.S., the performance of an act of manufacture, use, sale, offer for sale or importation of such product) would infringe a claim of such Patent [***].

1.18 “Currency Hedge Rate” means the Johnson & Johnson currency hedge rate, which is the result of the effectively performed currency hedging at Johnson & Johnson for the upcoming Calendar Year and will be set up once a Calendar Year and will remain constant throughout such Calendar Year. The Johnson & Johnson currency hedge rate is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contracts of Johnson & Johnson with Third Party banks.

1.19 “Derivative Interest” means any derivative security (as defined under Rule 16a-1 under the Exchange Act) that increases in value as the value of some other ordinary (or common) share or voting security increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case regardless of whether (x) such derivative security conveys any voting rights in such other ordinary (or common) share or voting security, (y) such derivative security is required to be, or is capable of being, settled through delivery of such other ordinary (or common) share or voting security or (z) any transaction hedges the economic effect of such derivative security.

1.20 “Designated Provider” has the meaning set forth on Schedule 1.20.

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1.21 “Development” means:

(a) non-clinical and clinical research and drug development activities designed to generate data to obtain, maintain or support Commercialization Approval of a drug or biological product, including assay development, toxicology, pharmacology, data collection and management, statistical analysis, Clinical Studies (including medical affairs studies, post-approval commitments and post-marketing requirements, investigator-initiated studies, cooperative group studies and Clinical Studies conducted for purposes of a new Indication or label expansion) and development of companion diagnostics;

(b) test method development and stability testing, process development, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, technology transfer and other related activities directed to establishing Manufacturing of a drug or biological product (collectively, “CMC Development Activities”);

(c) regulatory activities relating to Clinical Studies and CMC Development Activities, including the preparation and submission of IND/CTAs;

(d) regulatory activities in support of obtaining and maintaining Marketing Approval, including the preparation and submission of Drug Approval Applications, regulatory affairs, project management, drug safety surveillance and REMS programs as required by the FDA or other Regulatory Authorities;

(e) Early Access Programs; and

(f) pharmacovigilance activities with respect to a drug or biological product, including establishing, updating and maintaining of a global safety database.

Notwithstanding the foregoing, Development excludes any Research activities.

1.22 “Diligent Efforts” means [***].

1.23 “Drug Approval Application” means: (a) a new drug application submitted to the FDA pursuant to Section 505(b) of the FFDCA, 21 U.S.C. § 355(b), and all amendments and supplements thereto; or (b) an application for authorization to market and/or sell a drug product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., and amendments and supplements thereto, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure.

1.24 “Early Access Program” or “EAP” means any program to provide patients in a country with a Licensed Product before receipt of Marketing Approval and before First Commercial Sale in such country in which the use of the Licensed Product is not primarily intended to obtain information about the safety or effectiveness of such Licensed Product, including Treatment INDs / Protocols, Named Patient Programs and Compassionate Use programs. For clarity, an EAP with respect to a Licensed Product may continue to be performed after receipt of Marketing Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such EAP after Marketing Approval.

1.25 “Effective Date” means the first Business Day immediately following the HSR Clearance Date.

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1.26 “EMA” means the European Medicines Agency or any successor agency thereto.

1.27 “European Union” or “EU” means: (a) the countries of the European Economic Area, as it is constituted on the Execution Date and as it may be modified from time to time after the Execution Date; and (b) the United Kingdom.

1.28 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.29 “Existing In-Licenses” means any agreements pursuant to which Licensor Controls any of the Licensed Technology as of the Execution Date, including the agreements set forth on Schedule 1.29.

1.30 “Existing Licensed Patent” means any Licensed Patent that exists as of the Execution Date.

1.31 “Exploit” or “Exploitation” means to make, use, offer to sell, sell, import, export, Research, Develop, Manufacture, Commercialize and otherwise practice or exploit, including to have an Affiliate or Third Party conduct any of the foregoing activities.

1.32 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.33 “Field” means all diagnostic, prophylactic and therapeutic uses.

1.34 “First Commercial Sale” means, with respect to a given Licensed Product in a country, the first commercial sale in an arms-length transaction of such Licensed Product to a Third Party by or on behalf of Janssen, its Affiliate or sublicensee in such country following receipt of applicable Marketing Approval of such Licensed Product in the Field in such country; provided, however, that “First Commercial Sale” will not include any transfer of a Licensed Product (i) between or among Janssen and its Affiliates or sublicensees, (ii) for purposes of patient assistance programs, treatment IND sales, named patient sales, compassionate use sales or the like or (iii) for use in any Clinical Study.

1.35 “Future In-License” means any in-license entered into by Licensor or its Affiliates after the Execution Date pursuant to which Licensor Controls any Licensed Technology.

1.36 “GAAP” means generally accepted accounting principles in the United States, consistently applied. Unless otherwise defined or stated, financial terms will be calculated by the accrual method under GAAP.

1.37 “Generic Product” means, with respect to a Licensed Product and a country, any product sold by a Third Party approved in such country by way of an abbreviated regulatory mechanism by the Regulatory Authority in such country that meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “comparable”, “interchangeable”, “bioequivalent” or other term of similar meaning, with respect to such Licensed Product), in each case, as is necessary to permit substitution of one product for another product under applicable Law.

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1.38 “Good Clinical Practice” or “GCP” means the current standards for clinical trials for pharmaceuticals, as set forth in the applicable regulations and ICH guidance, including ICH E6, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be tested to the extent such standards are not less stringent than United States Good Clinical Practice.

1.39 “Good Laboratory Practice” or “GLP” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations at 21 C.F.R. Part 58 or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.40 “Good Manufacturing Practice” or “GMP” means the part of quality assurance which ensures that products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in 21 C.F.R. Parts 210 and 211, European Directive 2003/94/EC, Eudralex 4, Annex 16, and applicable United States, European Union, Canadian and ICH Guidance and/or regulatory requirements for a product.

1.41 “Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other foreign, federal, state and local governmental health care plans and programs.

1.42 “Governmental Authority” means any national, federal, state or local government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.43 “GxP” means any or all of GCP, GLP or GMP, as applicable.

1.44 “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act (21 U.S.C. §355), as amended.

1.45 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.46 “IND/CTA” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States, such as a clinical trial application or a clinical trial notification, or any other equivalent or related regulatory submission, license or authorization.

1.47 “Indication” means the diagnosis, treatment or prevention of a discrete clinically recognized form of a disease. For example, [***] are different Indications. For the avoidance of doubt, [***] do not constitute separate “Indications” for purposes of this Agreement.

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1.48 “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, ideas, algorithms, specifications, data, results, discoveries, developments and inventions (whether or not proprietary and whether or not patented or patentable), including Know-How.

1.49 “In-License” means each Existing In-License and each Future In-License, if any.

1.50 “Independently Known Know-How” means, with respect to an Acquirer or its applicable Affiliate (other than a Licensor Pre-Existing Organization), Know-How that such Acquirer or applicable Affiliate can show by competent written evidence was created by or disclosed to such Acquirer or applicable Acquirer Affiliate from a source other than a Licensor Pre-Existing Organization before disclosure of such Know-How by any Licensor Pre-Existing Organization to such Acquirer or applicable Acquirer Affiliate.

1.51 “Invention” means any invention, discovery or development, whether or not patentable, conceived or first reduced to practice under this Agreement, whether conceived or first reduced to practice solely by or on behalf of either Party or any of its respective Affiliates, or jointly by or on behalf of both Parties or any of their Affiliates.

1.52 “Know-How” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, ideas, algorithms, specifications, data, results, discoveries, developments and inventions (whether or not patented or patentable), in each case, that is not generally known or available to the public.

1.53 “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any court, regulatory agency or other Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.54 “Lead Product” means a Licensed Product that contains PIPE-307 as its sole active ingredient.

1.55 “Liabilities” means any and all damages, debts, liabilities, obligations, Losses, claims, Taxes, interest obligations, deficiencies, judgments, assessments, awards, fines, fees, penalties, costs and expenses, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, due or to become due, whether directly incurred or consequential, whether or not required under GAAP to be accrued on the financial statements of a Person, and including those arising under any Law, Action or Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

1.56 “Licensed Compound” means any small molecule that: (a) is the compound referred to as “PIPE-307” as of the Execution Date, as described on Exhibit 1.56(a) (“PIPE-307”); (b) was first demonstrated by or on behalf of Licensor to be a M1 mAChR Antagonist prior to the Execution Date, [***]; (c) is first demonstrated by or on behalf of Licensor to be a [***]; (d) is claimed as a [***]; or (e) [***].

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1.57 “Licensed Know-How” means all Know-How (including Inventions) Controlled by Licensor or its Affiliates as of the Execution Date or at any time during the Term [***].

1.58 “Licensed Patents” means all Patents Controlled by Licensor or its Affiliates as of the Execution Date or at any time during the Term that claim or Cover (a) any Licensed Compound or Licensed Product, (b) the Manufacture of any Licensed Compound or Licensed Product, or (c) the Exploitation in the Field of any Licensed Compound or Licensed Product, [***].

1.59 “Licensed Product” means any pharmaceutical product in any form containing one or more Licensed Compound(s) as an active ingredient (in any dosage form, formulation or method of delivery, including Combination Products).

1.60 “Licensed Technology” means, collectively, the Licensed Know-How and Licensed Patents.

1.61 “Licensor Pre-Existing Organization” means, with respect to an Acquirer, Licensor and Licensor’s Affiliates immediately prior to consummation of a Change of Control involving such Acquirer.

1.62 “Major European Countries” means France, Germany, Italy, Spain and the United Kingdom.

1.63 “Manufacturing” or “Manufacture” means activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a drug or biological product.

1.64 “Marketing Approval” means approval of a Drug Approval Application by the applicable Regulatory Authority.

1.65 “M1 mAChR” means the M1 muscarinic acetylcholine receptor.

1.66 “M1 mAChR Antagonist” means any small molecule that binds to and antagonizes M1 mAChR [***].

1.67 “Net Sales” means, with respect to a Licensed Product, the gross amounts invoiced on sales of such Licensed Product by Janssen or its Affiliates or sublicensees to a Third Party purchaser (and distributors of Janssen selling Licensed Product will not, for this purpose, be deemed to be sublicensees of Janssen and will instead be considered as independent Third Party purchasers) in an arm’s length transaction, less the following customary deductions, to the extent that they are in accordance with GAAP and standard internal policies and procedures consistently applied throughout the Party recording such sales to calculate revenue for financial reporting purposes, including deductions actually taken, paid, accrued, allocated or allowed based on good faith estimates, with respect to such sales (and consistently applied as set forth below):

normal and customary trade, cash and/or quantity discounts, allowances, wholesaler and pharmacy fees, and credits allowed or paid, in the form of deductions actually allowed or actually paid with respect to sales of such Licensed Product (to the extent not already reflected in the amount invoiced) excluding commissions for commercialization;

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excise taxes, use taxes, tariffs, sales taxes and customs duties, and/or other government charges imposed on the sale of such Licensed Product (including VAT, but only to the extent that such VAT taxes are not reimbursable or refundable), but specifically excluding, for clarity, any income taxes assessed against the income arising from such sale;

outbound freight, shipment and insurance costs to the extent included in the gross amount invoiced and separately itemized on the invoice;

compulsory or negotiated payments, and cash rebates to the extent the same are paid to a Governmental Authority (or agent thereof) pursuant to governmental regulations by reason of any national or local health insurance program or similar program that relate specifically to the Licensed Product, including but not limited to pay-for-performance agreements or risk sharing agreements in relation to such Licensed Product, and government levied fees as a result of the PPACA (or any subsequent amendments);

retroactive price reductions, credits or allowances for claims, rejections or returns of such Licensed Product, including for recalls or damaged or expired goods, billing errors and reserves for returns;

rebates, charge backs, administrative fees, allowances and discounts (or equivalent thereof) actually granted to managed health care organizations, group purchasing organizations, insurers, pharmacy benefit managers (or equivalent thereof), specialty Pharmacy providers, federal, state/provincial, local or other governments, or their agencies or purchasers, reimbursers, or trade customers, in each case, with respect to Licensed Products;

actual bad debt write-off attributable directly to the sale of such Licensed Product, any reserve or financial discount created for uncollectable amounts in countries with sovereign risk, and for customers whose DSO exceeds [***] days; and

coupons, or discount/rebates associated with co-pay cards, in each case, specific to Licensed Products.

All aforementioned deductions will only be allowable to the extent they are commercially reasonable, and will be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with Janssen’s or its Affiliate’s or sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards and verifiable. All such discounts, allowances, credits, rebates and other deductions will be fairly and equitably allocated to Licensed Product and other products of Janssen and its Affiliates and sublicensees such that Licensed Product does not bear a disproportionate portion of such deductions.

Sales of a Licensed Product by and between Janssen and its Affiliates and sublicensees, or between the Parties (or their respective Affiliates, licensees or sublicensees) are not sales to Third Parties and will be excluded from Net Sales calculations; provided, however, that if such Licensed Product is subsequently resold to a Third-Party end user such resale shall be included in the determination of Net Sales.

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Sales of Licensed Product for the use in conducting Clinical Studies or other scientific testing of Licensed Product in a country will be excluded from Net Sales calculations.

Any disposition of the Licensed Product as free samples, donations, patient assistance, test marketing programs or other similar programs or studies will be excluded from Net Sales calculations.

Compassionate use and “named patient sales” (Early Access Programs) will be excluded from Net Sales calculations.

If a Licensed Product is sold as part of a Combination Product in a country, the Parties will negotiate in good faith, at the latest [***] months before the expected launch of such Combination Product, an allocation of Net Sales of such Combination Product to its components (i.e., the Licensed Compound or Licensed Product and each of the Other Components), as the case may be, based on the fair market value of such components for the purposes of determining a Licensed Product specific or licensed API specific allocated Net Sales. Payments related to such Combination Product under this Agreement, including royalty payments, will be calculated, due and payable based only on such allocated Net Sales.

Without limiting the foregoing and following negotiation, the Parties anticipate that allocated Net Sales will be calculated according to one of the following paradigms with paradigm (i) being more preferable and paradigm (iii) being used only if the information needed to use paradigm (i) or paradigm (ii) is not available:

Net Sales with respect to Combination Products for the determination of royalties and Sales Milestone Payments will be calculated by multiplying Net Sales of such Combination Product by the fraction A/(A+B) where A is the average net selling price of the Licensed Product component contained in the Combination Product, if sold separately or subject to reasonable estimation, and B is the sum of the average net selling prices of the API components included in the Combination Product, if sold separately or, if not sold separately, subject to reasonable estimation;

Net Sales with respect to Combination Products for the determination of royalties and Sales Milestone Payments will be calculated by multiplying Net Sales of such Combination Product by the fraction A/C where A is the average net selling price of the Licensed Product component in the Combination Product, if sold separately or, if not sold separately, subject to reasonable estimation, and C is the average net selling price of the entire Combination Product; or

Net Sales with respect to Combination Products for the determination of royalties and Sales Milestone Payments will be calculated by multiplying Net Sales of such Combination Product by the fraction 1/n where n is the total number of product components (i.e., Licensed Compound or Licensed Product component and Other Component(s)) included in the Combination Product.

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If the Parties are unable to reach agreement regarding such allocated Net Sales prior to launch of any Combination Product, the calculation of such Licensed Product specific or licensed API specific allocated Net Sales for such Combination Product shall be determined by Janssen in its reasonable discretion based on one of the paradigms set forth in clauses (i) through (ii) above (or, only if the information needed to use paradigm (i) or paradigm (ii) is not available, based on the paradigm set forth in clause (iii)). Where the foregoing refers to “subject to reasonable estimation” such estimation shall be made by the selling Party and promptly provided to the other Party. If the other Party disagrees with such estimation or, if Janssen used paradigm (iii), on the appropriateness of which paradigm was used, it shall notify the other Party (“Component Allocation Notice”) and authorized representatives of each Party shall convene to reasonably determine the proper allocation between the applicable components. If the Parties do not agree on such allocation within [***] days of the Component Allocation Notice, then the non-selling Party may refer the matter for resolution by a so-called [***] arbitration proceeding, which will be conducted in accordance with the procedures set forth in Schedule 1.67. For clarity, the selling Party may launch such Combination Product and use its reasonable estimation of the average net selling price of each component while such matter is being discussed and until it is resolved in accordance with this Section or Schedule 1.67.

1.68 “Order” means any writ, judgment, injunction, order, decree, stipulation, ruling, decision, verdict, determination or award, of or by, or any settlement under the jurisdiction of, any Governmental Authority (in each such case whether preliminary or final).

1.69 “Original In-License Terms” means the terms of (i) each Existing In-License, as such agreement exists as of the Execution Date, and (ii) each Future In-License, if any, as such agreement exists as of the date that the applicable Licensed Technology first comes into the Control of Licensor.

1.70 “Patents” means: (a) all original (priority establishing) patent applications claiming one or more inventions filed anywhere in the world, including provisionals and nonprovisionals; and (b) any patent or patent application that claims, or is entitled to claim, direct or indirect priority to the patent applications described in clause (a), including any continuations, continuations-in-part, divisions, or substitute applications, any patents issued or granted from any such patent applications, and any reissues, reexaminations, renewals or extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents of any of the foregoing.

1.71 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

1.72 “Phase 1 Study” means a Clinical Study of a Licensed Product as a monotherapy or in combination with one or more other products, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as more fully defined in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent in any foreign country.

1.73 “Phase 2 Study” means a Clinical Study of a Licensed Product as a monotherapy or in combination with one or more other products: (a) with the primary endpoint of evaluating its effectiveness for a particular Indication or Indications, its short term tolerance and safety, but is not intended to be pivotal to support Marketing Approval for such Licensed Product; or (b) that meets the definition in 21 C.F.R. §312.21(b) or any of its foreign equivalents.

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1.74 “Phase 3 Study” means a Clinical Study of a Licensed Product as a monotherapy or in combination with one or more other products: (a) on a sufficient number of patients, which trial (i) is designed to establish that such Licensed Product is safe and efficacious for its intended use and (ii) is pivotal to support Marketing Approval for such Licensed Product; or (b) that meets the definition in 21 C.F.R. §312.21(c) or any of its foreign equivalents.

1.75 “PPACA” means the U.S. Patient Protection and Affordable Care Act.

1.76 “Prior Provider” has the meaning set forth on Schedule 1.76.

1.77 “Prosecution” or to “Prosecute” means, with respect to a Patent, the preparation, filing, prosecution and maintenance of such Patent, including re-examinations and reissues of such Patent, together with the conduct of any interferences, derivation proceedings, the defense of oppositions, post-grant proceedings (e.g., inter partes review and post-grant review) and other similar proceedings with respect to such Patent. “Prosecution” of a Patent in Europe includes the right to opt in or opt out of the Europe Unitary Patent System for such Patent (including both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 and the Agreement on a Unified Patent Court as of February 19, 2013, and the right to opt in or opt out of the exclusive competence of the Unified Patent Court in accordance with Article 83(3) of such Agreement on a Unified Patent Court). “Prosecution” of a Patent does not include any enforcement actions taken with respect to such Patent.

1.78 “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of pharmaceutical products in a country, including FDA in the U.S. and EMA in the EU. “Regulatory Authority” also includes any non-governmental group licensed by an entity described in the preceding sentence to perform inspections, audits and/or reviews.

1.79 “Regulatory Documentation” means (a) all INDs/CTAs and Drug Approval Applications; (b) all supporting documents created for, referenced in, submitted to or received from an applicable Regulatory Authority relating to any IND/CTA or Drug Approval Application, including drug master files (or any equivalent outside the U.S.), annual reports, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and Manufacturing records; and (c) all correspondence made to, made with or received from any Regulatory Authority (including written and electronic mail correspondence and minutes from meetings, discussions or conferences (whether in person or by audio conference or videoconference)).

1.80 “Regulatory Exclusivity” means, with respect to a Licensed Product and a country, any data exclusivity or other right of exclusivity (other than patent exclusivity), granted or afforded by applicable Law or by a Regulatory Authority in such country, that confers exclusive marketing rights with respect to such Licensed Product in such country and prevents the initial market entry of a Generic Product with respect to such Licensed Product.

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1.81 “Research” means scientific investigation and non-clinical activities to discover, identify, modify, characterize and optimize compounds.

1.82 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.83 “Territory” means worldwide.

1.84 “Third Party” means any Person other than a Party or any of its Affiliates.

1.85 “Threshold Activity” means [***] of equal to or less than [***] that is performed in accordance with the protocol set forth on Schedule 1.85 wherein such [***] value is determined in accordance with the normalized standards set forth in such protocol.

1.86 “U.S.” means the United States of America, including its territories and possessions.

1.87 “Valid Claim” means a claim of: (a) any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) any patent application that has not been cancelled, withdrawn or abandoned, without being re-filed in another application in the applicable jurisdiction or has not been pending or filed more than [***] from the earliest possible priority date for said application, provided that if such claim is later issued, it will from the issuance date forward, if meeting the requirements of clause (a) of this Section 1.87, be deemed to be a Valid Claim.

1.88 Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Defined Term	Section
Agreement	Preamble
Annual Co-Fund Cap	4.8.2(b)(ii)
Anti-Corruption Laws	8.6.1(a)
Applied Janssen Know-How	10.5.2(a)(i)
Applied Janssen Patents	10.5.2(a)(ii)
Applied Janssen Technology	10.5.2(a)(iii)
Bankruptcy Code	10.4.2
Beneficial Owner; Beneficial Ownership	1.9
Breach Notice	10.2.1
Breaching Party	10.2

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Defined Term	Section
Business Combination	1.9(c)
Certificate	8.7.1(a)
Claim Basis	9.3.2
CMC Development Activities	1.21(b)
Co-Funding Option	4.8
Co-Funding Option Exercise Date	4.8.1(d)
COGS; Cost of Goods	4.8.2(a)(i)
Component Allocation Notice	1.67
Confidential Information	7.1.2
Cost Report	4.8.2(b)(i)
Cost Variances	4.8.2(a)(i)(2)
CPI	4.8.2(a)(ii)
CPR Mediation Procedure	12.3
Cure Period	10.2.2
Data Package	4.8.1(c)
Designated Representative	3.4.4(g)
Development Budget	4.8.2(d)(iii)
Development FTE	4.8.2(a)(iii)
Development FTE Costs	4.8.2(a)(iv)
Development FTE Rate	4.8.2(a)(v)
Disclosing Party	7.1.1
Dispute	12.1
DOJ	11.2
DSMB	3.4.4(g)
Execution Date	Preamble
Execution Date Terms	10.1
Executive Officers	12.2
Existing API Inventory	2.2.1(a)(i)
Existing API Inventory Requirements	2.2.1(b)(iii)
FTC	11.2

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Defined Term	Section
Global Development Plan; GDP	4.8.2(d)(ii)
Health Care Laws	8.5.5(a)
HSR Clearance Date	11.1
HSR Conditions	11.1
HSR Forms	11.2
Incumbent Board	1.9(b)
Indemnification Claim	9.3.1
Indemnitee	9.3.2
Indemnitor	9.3.2
Infringement	6.4.1
Infringement Action	6.4.2(a)
Infringement Claim	6.8
Initial Manufacturing Activities	2.2.3(b)(ii)
Insolvency Event	10.4.1
Invalidity Claim	6.7.1
Janssen	Preamble
Janssen Indemnitees	9.2
JDC	4.8.2(c)
Joint Patent	6.2.2
Licensor	Preamble
Licensor Indemnitees	9.1
Losses	9.1
Milestone Event	4.2
Milestone Payment	4.2
Milled API Inventory	2.2.1(b)(ii)
Non-breaching Party	10.2
Ongoing Pre-Clinical Studies	2.1.3
Opt-Out Notice	4.8.3(a)
Opt-Out Notice Period	4.8.3(a)(iii)
Opt-Out Right	4.8.3(a)

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Defined Term	Section
Other Component	1.11
Other Costs Not Included in Standard	4.8.2(a)(i)(3)
Out-of-Pocket Expenses	4.8.2(a)(vi)
Outstanding Common Stock	1.9(a)
Outstanding Voting Securities	1.9(a)
Paragraph IV Certification	6.4.4
Party; Parties	Preamble
Patent Representative	6.1
Phase 2 MS Completion Date	2.2.3(c)
Phase 2 MS POC Study	3.4
Phase 2 MS POC Study Notice	3.4.1
PIPE-307	1.56
Pre-Existing Affiliates	1.2
Product Marks	6.10
Public Official	8.6.4
Receiving Party	7.1.1
Regulatory Documentation and Filings	10.5.2(e)
Reversion Plan	10.5.2(m)
Reversion Royalty Rate	10.5.2(a)(v)
Reversion-Eligible Product	10.5.2(a)(iv)
Reverted Product	10.5.2(b)
Royalty Term	4.4.2
Royalty-Bearing Claim	4.4.2(b)
Sales Milestone Event	4.3
Sales Milestone Payment	4.3
Second Regulatory Authority Submission Request	3.4.4(f)(i)
Shared Development Costs	4.8.2(a)(vii)
Specified Additional Materials	8.7.1(b)
Specified Person	1.9(a)
Specified Phase 1 Materials	8.7.1(a)

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Defined Term	Section
Standard Cost of Goods Manufactured	4.8.2(a)(i)(1)
Study Alliance Manager	3.4.5
Study Rejection Notice	3.4.2
Term	10.1
Termination Effective Date	10.5.1
Termination Notice Date	10.5.1(c)
Third Party License	4.4.3(b)(ii)
Trademark	13.14
Transactions	11.1
Transition Manager	2.3
Transition Plan	2.1.4
Trial Synopsis	3.4.1

ARTICLE 2

TRANSFER OF LICENSED COMPOUNDS AND LICENSED PRODUCTS

2.1 Transfer of Program to Janssen (Non-Manufacturing). Promptly after the Effective Date (and, in any event, in accordance with any timelines set forth in the Transition Plan), Licensor will transfer its program for the Licensed Compounds and Licensed Products to Janssen in accordance with this Section 2.1.

2.1.1 Regulatory Filings. Licensor will deliver to Janssen full and complete copies of all INDs/CTAs for the Licensed Products that are owned, controlled or otherwise held by Licensor or any of its Affiliates on the Execution Date, including those set forth on Schedule 2.1.1. Licensor and its Affiliates will continue to hold such INDs/CTAs until assignment thereof to Janssen pursuant to Section 3.4.6. After the Effective Date, except in accordance with Section 3.4.4(f), Licensor and its Affiliates will not submit any Regulatory Documentation in respect of such INDs/CTAs (or otherwise relating to any Licensed Compound or Licensed Product) to any Regulatory Authority without Janssen’s prior written approval.

2.1.2 Know-How (Non-Manufacturing). Licensor will deliver to Janssen embodiments or copies of: (i) all Licensed Know-How existing on the Execution Date or generated prior to completion of the Transition Plan; and (ii) all other Information in the possession or control of Licensor or its Affiliates that (A) is used by or on behalf of Licensor in the Exploitation of the Licensed Compounds or Licensed Products and (B) exists on the Execution Date or is generated prior to completion of the Transition Plan, except that Licensed Know-How and Information relating to the Manufacture of the Licensed Compounds and Licensed Products will be transferred in accordance with Section 2.2.2. The embodiments or copies of Licensed Know-How and Information delivered to Janssen under this Section 2.1.2 will include:

(a) all clinical and non-clinical data related to the Licensed Compounds and Licensed Products (including the raw tables, figures and listings datasets), including from the toxicology study(ies) and Phase 1 Study(ies) of PIPE-307;

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(b) all analyses and reports (including interim and final study reports) relating to any such data described in clause (a), including from the toxicology study(ies) and Phase 1 Study(ies) of PIPE-307;

(c) the global safety database for any Licensed Product; and

(d) all Regulatory Documentation relating to the Licensed Compounds and Licensed Products, including all Regulatory Documentation relating to the INDs/CTAs listed on Schedule 2.1.1.

2.1.3 Ongoing Activities. Licensor will, at Janssen’s election, wind down, complete or transfer to Janssen any Development activity relating to the Licensed Compounds and Licensed Products that is ongoing on the Effective Date, except that (a) Licensor will have the right to complete the activities set forth in Schedule 2.1.3 (the “Ongoing Pre-Clinical Studies”) and (b) Licensor will have the right to conduct the Phase 2 MS POC Study in accordance with Section 3.4. Promptly after completion of each Ongoing Pre-Clinical Study (and at any other time upon Janssen’s request), Licensor will deliver to Janssen all clinical and non-clinical data related to the Licensed Compounds and Licensed Products (including the raw tables, figures and listings datasets) generated from such study and all analyses and reports (including interim and final study reports) relating to any such data.

2.1.4 Transition Plan.

(a) Promptly after the Effective Date, the Transition Managers and other representatives of the Parties will meet to prepare a plan for recording or perfecting the assignments, and completing the deliveries and other activities described in this Section 2.1 (the “Transition Plan”), with the objective of finalizing the plan no later than [***] days after the Effective Date.

(b) The Transition Plan will include a timeline for recording or perfecting the assignments, and completing the deliveries and other activities described in this Section 2.1. For any deliveries required under this Section 2.1, the Transition Plan will specify how the applicable items will be delivered by Licensor to Janssen (e.g., physical delivery, electronic transfer, grant of access to a data room or database from which the relevant items can be downloaded).

(c) The Parties will conduct the activities set forth in the Transition Plan and will use Diligent Efforts to conduct such activities in accordance with the timelines set forth in the Transition Plan.

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2.2 Inventory and Manufacturing Transfer to Janssen. The Parties will conduct the inventory and Manufacturing transfer activities set forth in this Section 2.2 promptly after the Effective Date, unless otherwise expressly provided below.

2.2.1 Inventory.

(a) Existing API Inventory.

(i) Licensor hereby represents and warrants to Janssen that all of the types, forms (i.e., unmilled or milled) and quantities of Licensed Compound API (and the storage locations thereof) in the possession of Licensor or any of its Affiliates (or any Third Party on their behalf) as of the Execution Date are set forth on Schedule 2.2.1 (the “Existing API Inventory”).

(ii) If any additional quantities of Licensed Compound API come into the possession of Licensor or any of its Affiliates (or any Third Party on their behalf) following the Execution Date and prior to the Effective Date, such additional quantities will be deemed Existing API Inventory.

(iii) Between the Execution Date and the Effective Date, Licensor will store all Existing API Inventory in accordance with all applicable Laws (including GMP) and the API specifications for the Licensed Compound API. On and after the Effective Date, (A) Licensor will continue to store all Existing API Inventory in accordance with all applicable Laws (including GMP) and the API specifications for the Licensed Compound API until it is transferred to Janssen in accordance with Section 2.2.1(b)(ii) and (B) Licensor will not use (or permit any Affiliate or Third Party to use) any of the Existing API Inventory.

(b) Assignment and Transfer of Existing API Inventory.

(i) As of the Effective Date, Licensor, on behalf of itself and its Affiliates, hereby assigns to Janssen all of Licensor’s and its Affiliates’ right, title and interest in, to and under the Existing API Inventory.

(ii) Licensor will deliver to Janssen or Janssen’s designee, as soon as possible following the Effective Date (but no more than [***] days following the Effective Date), approximately [***] of the Existing API Inventory in milled form (the “Milled API Inventory”). Before delivering the Milled API Inventory to Janssen, Licensor will ensure that (a) all analytical testing necessary for the release of such Milled API Inventory for use in the Manufacture of Licensed Product drug product has been completed and (b) stability testing of such Milled API Inventory has been initiated. Licensor will deliver all other Existing API Inventory, in unmilled form, to Janssen or Janssen’s designee as soon as possible following the Effective Date.

(iii) As of the Effective Date and the date of delivery to Janssen of the Existing API Inventory in accordance with Section 2.2.1(b)(ii), Licensor represents and warrants to Janssen that the Existing API Inventory: (a) meets the applicable specifications set forth in the applicable statement(s) of work between Licensor and the Designated Provider, as disclosed to Janssen prior to the Execution Date; (b) has been Manufactured, stored and handled in accordance with all applicable Laws and the specifications described in the foregoing clause (a); (c) has been Manufactured, stored and handled in accordance with applicable GxP; (d) has been Manufactured, stored and handled in a professional and workmanlike manner; and (e) is free and clear of all liens and encumbrances (the “Existing API Inventory Requirements”). Janssen’s sole and exclusive remedy and Licensor’s sole and exclusive liability for Licensor’s breach of any

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of the foregoing of this Section 2.2.1(b)(iii) with respect to any Existing API Inventory shall be that Licensor shall use Diligent Efforts to cause the Designated Provider to replace such Existing API Inventory with Licensed Compound that conforms to the Existing API Inventory Requirements at Licensor’s cost. In addition, with respect to the Milled API Inventory, as of the date of delivery to Janssen of the Milled API Inventory in accordance with Section 2.2.1(b)(ii), Licensor represents and warrants to Janssen that: (i) the Designated Provider has (x) completed all analytical testing necessary for the release of the Milled API Inventory for use in the Manufacture of Licensed Product drug product and (y) initiated the stability testing of the Milled API Inventory; and (ii) the milling of the Milled API Inventory and the testing of the Milled API Inventory as described in the foregoing clause (i) has been conducted solely by the Designated Provider.

(iv) Licensor will be solely responsible for all costs and expenses relating to: (a) the milling (and related analytical testing and stability testing) of the Milled API Inventory; (b) the storage and handling of the Existing API Inventory prior to delivery thereof to Janssen or Janssen’s designee; and (c) the delivery of the Existing API Inventory EXW (Incoterms 2020) the manufacturing facility to Janssen or Janssen’s designee in accordance with Section 2.2.1(b)(ii); provided, however, that, following the delivery of the Milled API Inventory to Janssen after the Effective Date pursuant to Section 2.2.1(b)(ii), Janssen will reimburse Licensor for [***]% of Licensor’s Cost of Goods (defined as set forth in Section 4.8.2(a)(i) but replacing “Janssen” with “Licensor” where applicable) for such Milled API Inventory. Licensor will deliver to Janssen a reasonably detailed invoice for Janssen’s share of such costs, including a copy of the applicable invoice from the Designated Provider, and Janssen will pay to Licensor its share of such costs as set forth in this Section 2.2.1(b)(iv) within [***] days of the receipt of such invoice by Janssen.

(c) Existing Drug Product Inventory. Licensor hereby represents and warrants to Janssen that Licensor does not have any inventory of Licensed Product drug product in its possession or control as of the Execution Date, except for the Specified Additional Materials. Licensor will treat the Specified Additional Materials as set forth in Section 8.7.

2.2.2 Manufacturing Technology Transfer Following the Effective Date. At any time upon Janssen’s request following the Effective Date, to the extent necessary to enable Janssen (or its designee(s)) to Manufacture the Licensed Compounds and Licensed Products at the facility(ies) designated by Janssen, Licensor will, and will cause its Affiliates and Third Party manufacturers to:

(a) deliver to Janssen (or its designee) embodiments or copies of all Licensed Know-How or other Information used in or otherwise necessary or reasonably useful for the Manufacture of the Licensed Compounds and Licensed Products, including all materials (such as critical reagents and reference standards), documents, data and information used in or necessary to Manufacture the Licensed Compounds and Licensed Products and supportive Regulatory Documentation;

(b) make available to Janssen (or its designee) the personnel of Licensor (or its Affiliate or Third Party manufacturer) involved in the Manufacture of Licensed Compounds and Licensed Products to provide technical assistance and training to the personnel of Janssen (or its designee) in order to enable Janssen to Manufacture the Licensed Compounds and Licensed Products at the facility(ies) designated by Janssen;

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(c) at Janssen’s reasonable request, assist Janssen (or its designee) in obtaining any necessary license, permit or approval from any Governmental Authority to Manufacture the Licensed Compounds and Licensed Products at the facility(ies) designated by Janssen;

(d) at Janssen’s reasonable request, assist Janssen (or its designee) in establishing or procuring arrangements with Third Party manufacturer(s) for obtaining supplies of Licensed Compounds or Licensed Products (or any intermediate or component thereof), including, as applicable, facilitating Janssen’s execution of direct agreement(s) with Licensor’s Third Party manufacturers and instructing such Third Party manufacturers to make available for use on Janssen’s behalf under such direct agreement(s) the Manufacturing processes for the Licensed Compounds and Licensed Products; and

(e) provide any other assistance reasonably requested by Janssen to enable Janssen (or its designee) to Manufacture the Licensed Compounds and Licensed Products at the facility(ies) designated by Janssen.

Notwithstanding the foregoing, where this Section 2.2.2 requires that Licensor cause a Third Party manufacturer to take an action, this Section 2.2.2 will not be deemed to require Licensor to make any payment to a Third Party not otherwise payable under Licensor’s agreement(s) with such Third Party, unless Janssen agrees to make such payment (or reimburse Licensor for such payment).

2.2.3 Manufacture of Licensed Compound and Licensed Products Following the Effective Date.

(a) Interim API Supply. At any time prior to the completion of the Manufacturing technology transfer described in Section 2.2.2 with respect to the Manufacturing process for the Licensed Compound API, Janssen may request Licensor to supply Janssen with additional Licensed Compound API. If Janssen makes such a request, Licensor will supply Janssen with Janssen’s requirements of Licensed Compound API. Any such Licensed Compound API will be Manufactured solely by the Designated Provider. Janssen will reimburse Licensor for Licensor’s Cost of Goods for such Licensed Compound API (defined as set forth in Section 4.8.2(a)(i) but replacing “Janssen” with “Licensor” where applicable). If requested by Janssen, the Parties will enter into a clinical supply agreement and related quality agreement with respect to such clinical supplies.

(b) Manufacture of Licensed Product Drug Product by Janssen; Supply to Licensor for Phase 2 MS POC Study.

(i) Janssen’s Sole Right to Manufacture. After the Effective Date for the duration of the Term, except for Licensor’s performance (prior to completion of the Manufacturing technology transfer described in Section 2.2.2) of the activities described in Section 2.2.1, Section 2.2.2 and Section 2.2.3(a), as applicable, Janssen will have the sole and exclusive right to Manufacture and have Manufactured the Licensed Compounds and Licensed Products, in its sole discretion, in accordance with Section 3.1 and Section 5.1.1.

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(ii) Janssen’s Initial Manufacturing Activities. Following the delivery of the Milled API Inventory to Janssen after the Effective Date pursuant to Section 2.2.1(b)(ii) and the completion of the Manufacturing technology transfer described in Section 2.2.2 with respect to the Manufacturing process for the Licensed Product drug product, Janssen will use Diligent Efforts to Manufacture or have Manufactured Licensed Product drug product and placebo tablets in at least the quantities set forth on Schedule 2.2.3(b)(ii) (the “Initial Manufacturing Activities”). Janssen will notify Licensor following completion of the Initial Manufacturing Activities.

(iii) Cost Sharing for Initial Manufacturing Activities. Licensor will reimburse Janssen for [***]% of Janssen’s Cost of Goods for the Initial Manufacturing Activities with respect to the quantities set forth on Schedule 2.2.3(b)(ii). Janssen will deliver to Licensor an invoice for Licensor’s share of such costs, and Licensor will pay to Janssen its share of such costs as set forth in this Section 2.2.3(b)(iii) within [***] days of the receipt of such invoice by Licensor.

(iv) Initial Phase 2 MS POC Study Supply. If Licensor has elected to conduct the Phase 2 MS POC Study in accordance with Section 3.4.1(a) and has the right to commence such study under Section 3.4.4, then, Licensor may request Janssen to supply Licensor with Licensed Product drug product and placebo tablets up to the quantities set forth on Schedule 2.2.3(b)(iv). If Licensor makes such a request, Janssen will use Diligent Efforts to deliver EXW (Incoterms 2020) the manufacturing facility, to Licensor or Licensor’s designee, Licensed Product drug product and placebo tablets in the quantities set forth on Schedule 2.2.3(b)(iv), or such lesser quantities as may be set forth in such written request, promptly following the Manufacture thereof (or, if later, promptly following Licensor’s request under this Section 2.2.3(b)(iv)). Licensor may elect to have Janssen or a Third Party perform the packaging of such Licensed Product and placebo tablets. If Licensor elects to have Janssen perform such packaging activities, Licensor will pay to Janssen Janssen’s Cost of Goods for such activities within [***] days of the receipt of an invoice therefor by Licensor.

(v) Additional Supply for Phase 2 MS POC Study. If, following such initial delivery of Licensed Product drug product and placebo tablets, Licensor requires additional Licensed Product drug product or placebo tablets for use in the Phase 2 MS POC Study, then Licensor will purchase such supplies from Janssen at Janssen’s Cost of Goods for such supply. If requested by Janssen, the Parties will enter into a clinical supply agreement and related quality agreement with respect to such clinical supplies. In the case of any supply shortage with respect to the Licensed Compound or Licensed Products, available supply thereof will first be allocated to Janssen’s planned and ongoing Clinical Studies and then to the Phase 2 MS POC Study.

(c) Transfer of Remaining Inventory to Janssen. Promptly after the Phase 2 MS Completion Date, Licensor will deliver to Janssen all unused quantities of Licensed Compound API, Licensed Products or placebo tablets in Licensor’s possession or control. “Phase 2 MS Completion Date” means the earliest date, on or after the Effective Date, on which one of the following events occurs: (i) Licensor’s failure to deliver an Phase 2 MS POC Study Notice within the applicable period set forth in Section 3.4.1(a); (ii) Licensor’s notice to Janssen of its decision not to conduct the Phase 2 MS POC Study in accordance with Section 3.4.1(c); (iii) Licensor’s failure to commence the Phase 2 MS POC Study on or before the date set forth in

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Section 3.4.4(a); or (iv) the completion or earlier termination of the Phase 2 MS POC Study. Effective as of the Phase 2 MS Completion Date, Licensor, on behalf of itself and its Affiliates, hereby assigns to Janssen all of Licensor’s and its Affiliates’ right, title and interest in, to and under such quantities of Licensed Compound API, Licensed Products and placebo tablets.

2.3 Transition Manager. Each Party will appoint one of its employees to have primary responsibility and oversight for, and to serve as the primary point of contact regarding, the transition activities contemplated by this ARTICLE 2 and the Transition Plan (each, the “Transition Manager”). When making a request of the other Party in connection with the Transition Plan or Manufacturing transfer activities, each Party shall only contact the Transition Manager of the other Party unless otherwise directed by the Transition Manager of the other Party.

2.4 Costs. Except as expressly set forth above in this ARTICLE 2, each Party will bear its own costs of performing its obligations under this ARTICLE 2 and the Transition Plan.

2.5 Licensor Efforts.

2.5.1 Licensor will (and will cause its Affiliates to) take any actions, and execute any instruments, assignments and documents, as reasonably requested by Janssen to effect the provisions of this ARTICLE 2.

2.5.2 If the consent or action of a Third Party is reasonably necessary to effect the provisions of this ARTICLE 2, Licensor will (and will cause its Affiliates to) use Diligent Efforts to obtain the consent of the Third Party or cause the Third Party to take action in accordance with the timelines set forth in the Transition Plan.

2.5.3 If there is a delay in completion of an activity in the Transition Plan due to a Third Party or applicable Law, during the pendency of such delay, Licensor will use Diligent Efforts to provide Janssen with the same or substantially comparable benefits as if the activity had been completed.

2.6 No Assumption of Liabilities. Janssen expressly does not assume and will not become liable to pay, perform or discharge, any Liabilities whatsoever of Licensor or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, in connection with the transfer to Janssen of Licensor’s program for the Licensed Compounds and Licensed Products under this ARTICLE 2.

ARTICLE 3

EXPLOITATION OF LICENSED COMPOUNDS AND LICENSED PRODUCTS

3.1 General. Janssen will have the sole and exclusive right to Research, Develop (including conducting all regulatory matters with respect to), Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products in the Field in the Territory, except that (a) Licensor will conduct the activities allocated to Licensor under ARTICLE 2 and the Transition Plan in accordance with ARTICLE 2, (b) Licensor will conduct the activities set forth in Section 3.2, and (c) Licensor will have the right to complete the Ongoing Pre-Clinical Studies in accordance with Section 2.1.3 and to conduct the Phase 2 MS POC Study in accordance with Section 3.4. Without limiting Licensor’s right to conduct the Phase 2 MS POC Study in accordance with Section 3.4, Janssen will have sole decision-making authority over all matters relating to the Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory.

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3.2 Licensor Assistance. Upon Janssen’s reasonable request during the Term, Licensor will respond to questions and requests from Janssen for additional information relating to the Licensed Compounds and Licensed Products and will provide Janssen with reasonable access by teleconference, in-person or e-mail to any personnel of Licensor or any of its Affiliates that was involved in the Exploitation of Licensed Compounds and Licensed Products.

3.3 Diligence.

3.3.1 Development Diligence. Janssen will use Commercially Reasonable Efforts to [***].

3.3.2 Commercialization Diligence. Following receipt of Commercialization Approval of [***], Janssen will use Commercially Reasonable Efforts to Commercialize [***].

3.4 Licensor Right to Conduct Phase 2 MS POC Study. Licensor will have the right, but no obligation, to conduct a Phase 2 Study to identify a safe and efficacious dose of the Lead Product for multiple sclerosis (a “Phase 2 MS POC Study”) in accordance with this Section 3.4.

3.4.1 Licensor Election.

(a) If Licensor elects to conduct a Phase 2 MS POC Study, Licensor will notify Janssen in writing of such election within the later of: (i) [***] days following the Effective Date; and (ii) [***] days following the date that Janssen notifies Licensor pursuant to Section 2.2.3(b)(i) that the Initial Manufacturing Activities are complete (a “Phase 2 MS POC Study Notice”). As part of such Phase 2 MS POC Study Notice, Licensor will provide to Janssen, for Janssen’s review and comment, the proposed trial design, endpoints and protocol for the Phase 2 MS POC Study, which must be consistent with the trial synopsis attached to this Agreement as Exhibit 3.4 (the “Trial Synopsis”). If, at any time, Licensor desires to amend the Trial Synopsis, it will provide the proposed amendment to Janssen and the Parties will promptly meet and discuss in good faith such proposed amendment, but neither Party is required to agree to such amendment.

(b) If Licensor does not deliver a Phase 2 MS POC Study Notice to Janssen in accordance with this Section 3.4.1, then Licensor’s right to conduct a Phase 2 MS POC Study will immediately and permanently expire and this Section 3.4 will be of no further force or effect.

(c) In addition, if Licensor determines not to conduct the Phase 2 MS POC Study, Licensor will promptly notify Janssen of such decision. Effective as of the date of such notice, Licensor’s right to conduct a Phase 2 MS POC Study will immediately and permanently expire and this Section 3.4 will be of no further force or effect.

3.4.2 Janssen Right to Object. At any time after Licensor notifies Janssen of its election to conduct a Phase 2 MS POC Study, Janssen may object to the commencement or conduct of the Phase 2 MS POC Study by written notice to Licensor for one or both of the following reasons (a “Study Rejection Notice”):

(a) Janssen has good faith concerns regarding safety risks of the Phase 2 MS POC Study; or

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(b) Janssen has good faith concerns regarding potential material adverse effects of the Phase 2 MS POC Study on the Development or Commercialization of the Licensed Products, and Janssen’s determination that it has such concerns is made (i) in a manner not inconsistent with similar determinations made by Janssen and its Affiliates under similar circumstances for similar products or product candidates owned or controlled by Janssen and its Affiliates, or to which Janssen or any of its Affiliates have similar rights, having similar market potential and at a similar stage in development or product life and (ii) after considering any input provided by Licensor.

Any Study Rejection Notice will state the reasons for Janssen’s objection.

3.4.3 Effect of Janssen Objection.

(a) If Janssen provides a Study Rejection Notice in accordance with Section 3.4.2, Licensor will not commence, or will promptly discontinue, the Phase 2 MS POC Study unless and until Janssen and Licensor agree on how to address the concerns stated in the Study Rejection Notice to both Parties’ satisfaction.

(b) Following Licensor’s receipt of a Study Rejection Notice, upon Licensor’s request, the Parties will promptly meet and discuss in good faith how to address the concerns stated in the Study Rejection Notice.

3.4.4 Conduct of Phase 2 MS POC Study. Following Licensor’s determination of the trial design, endpoints and protocol for the Phase 2 MS POC Study in accordance with Section 3.4.1 and submission to Janssen for review and comment in accordance with Section 3.4.1, if Janssen does not object to the study in accordance with Section 3.4.2, Licensor may conduct the study in accordance with the terms and conditions set forth in this Section 3.4.4, subject to Section 3.4.2 and Section 3.4.3. For the avoidance of doubt, Licensor may not conduct the Phase 2 MS POC Study unless and until the trial design, endpoints and protocol for the Phase 2 MS POC Study have been determined by Licensor in accordance with Section 3.4.1 and submitted to Janssen for review and comment in accordance with Section 3.4.1 and any objections of Janssen under Section 3.4.2 have been addressed to Janssen’s satisfaction in accordance with Section 3.4.2.

(a) Licensor will be the sponsor of, conduct and control the Phase 2 MS POC Study and will have the right to make operational and administrative decisions regarding the study (e.g., the right to select and engage clinical trial sites). The Phase 2 MS POC Study will be conducted in accordance with the trial design, endpoints and protocol determined in accordance with Section 3.4.1 and will commence (i.e., the first subject in the Phase 2 MS POC Study will be dosed) no later than [***], provided that if the commencement of the Phase 2 MS POC Study is delayed as a result of any act or omission of Janssen or of any Regulatory Authority, such deadline will be equitably extended (but at least for a number of days equal to the number of days that such act or omission causes such delay). If Licensor does not commence the Phase 2 MS POC Study by such deadline, as it may be extended in accordance with the preceding proviso, then Licensor’s right to conduct a Phase 2 MS POC Study will immediately and permanently expire and this Section 3.4 will be of no further force or effect.

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(b) Licensor will provide Janssen with [***] reports on the progress of the Phase 2 MS POC Study.

(c) Licensor will be solely responsible for all costs and expenses of conducting the Phase 2 MS POC Study (including the costs of clinical supply of Licensed Products, to the extent set forth in Section 2.2.3(b)(iii) and Section 2.2.3(b)(iv)).

(d) All arrangements with any Third Party involved in conducting or supporting the Phase 2 MS POC Study, including clinical investigators, study sites or contract research organizations, will be made in writing and consistent with this Agreement. Licensor will not enter into any arrangements for the Phase 2 MS POC Study with any contract research organization other than the entity set forth on Schedule 3.4.4(d), without Janssen’s prior written consent. Licensor will not use any study sites outside of the United States for the Phase 2 MS POC Study without Janssen’s prior written consent.

(e) Licensor will use the same formulation of the Licensed Product in the Phase 2 MS POC Study that Janssen is using or intending to use in its Clinical Studies of the Licensed Product. Licensor will use only Licensed Product drug product supplied by Janssen pursuant to Section 2.2.3(b)(iv) in the Phase 2 MS POC Study.

(f) Licensor will have the right to submit INDs/CTAs and communicate with Regulatory Authorities with respect to the Phase 2 MS POC Study subject to the following:

(i) Janssen will have the right to review and approve any documents or correspondence relating to the study that Licensor plans to submit to any Regulatory Authority in advance of their submission. Licensor will provide drafts of such documents or correspondence to Janssen at least [***] Business Days in advance of submission, unless circumstances necessitate a shorter time for review. Material documents and correspondence received by Licensor from a Regulatory Authority will be provided to Janssen as soon as practicable and, in any event, within [***] Business Days after receipt. If Janssen does not respond to a proposed submission within [***] Business Days after receipt, then Licensor may resubmit such proposed documents or correspondence to Janssen (a “Second Regulatory Authority Submission Request”). Janssen shall be deemed to approve a proposed submission if Janssen does not affirmatively reject such proposed submission within [***] Business Days after Janssen receives the Second Regulatory Authority Submission Request corresponding thereto. Janssen shall also be deemed to approve a proposed submission on the day that the Regulatory Authority requires such submission as a response if: (A) Janssen has not rejected such proposed submission by such date; and (B) Licensor timely provided Janssen with a draft of such proposed submission in accordance with this Section 3.4.4(f)(i).

(ii) Subject to applicable Law, Janssen will have the right to have one or more representatives participate in all material meetings (including by telephone), conferences and discussions by Licensor with Regulatory Authorities relating to the study.

Licensor will provide Janssen with reasonable advance notice of all such meetings, conferences and discussions and advance copies of all related documents and other relevant information relating to such meetings, conferences and discussions.

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(iii) Until such time as all INDs/CTAs for the Licensed Products are transferred to Janssen under Section 3.4.6, Licensor will, and hereby does, grant to Janssen an exclusive, non-transferrable (except as set forth in Section 13.1), worldwide, royalty-free “Right of Reference” as that term is defined in 21 C.F.R. § 314.3(b) and equivalent rights under any foreign counterparts to such regulation, under the INDs/CTAs for the Phase 2 MS POC Study and any other INDs/CTAs for the Licensed Products, to reference and access (and to grant to its Affiliates and sublicensees further rights to reference and access) such INDs/CTAs to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory. If requested by Janssen, Licensor will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation.

(iv) Janssen will have the sole right to prepare, and will hold, the investigator’s brochure (IB) for the Licensed Products. Licensor will promptly provide to Janssen all data and information necessary or requested by Janssen for inclusion in such investigator’s brochure.

(v) Janssen will have the sole right to submit development safety update reports with respect to the Licensed Products to Regulatory Authorities in the Territory. Licensor will promptly provide to Janssen all data and information necessary or requested by Janssen for inclusion in such development safety update reports.

(g) Janssen will have the right to designate a representative of Janssen as a non- voting member of the data safety monitoring board for the Phase 2 MS POC Study (such representative, the “Designated Representative”, and such data safety monitoring board, the “DSMB”) with the following rights: (i) receive all blinded materials and data packages provided to the Licensor for review and discussion prior to the open session of each DSMB meeting; (ii) participate in the open session of the data safety monitoring board meeting (equal to the participation of the other Licensor representatives); and (iii) participate in any discussions following the closed session of the DSMB, if needed and held. Neither the Designated Representative nor Janssen will participate in any closed session of the DSMB where unblinded data will be reviewed. Licensor will also provide Janssen, on a rolling basis (to the extent set forth in Section 3.4.4(b)), all data and results from the Phase 2 MS POC Study. Janssen will have the right to access all data and results from the study, and such data and results will be Licensed Know- How for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, except as required by applicable Law, Licensor will not publish or otherwise disclose to any Third Party any data or results of the Phase 2 MS POC Study without Janssen’s prior written consent. Any such publications or disclosures will be subject to ARTICLE 7 and Section 13.14.

(h) As soon as possible following each database lock for the Phase 2 MS POC Study, but no later than [***] days after such date, Licensor will provide to Janssen a data package for the study that contains: (i) a high-level summary of the available results from the study; and to the extent actually available to Licensor at such time, all translational research data and safety and efficacy analyses conducted with respect to the data generated from the study. Licensor will provide to Janssen the interim (if applicable) and final clinical study reports and a complete data set within [***] days following delivery to Janssen of the applicable data package under the preceding sentence.

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(i) Licensor and its Affiliates have and will have no right to seek (or require Janssen to seek) Marketing Approval or a label extension for any Licensed Product (including the Lead Product) for multiple sclerosis, nor will Licensor purport to grant to any Third Party the right to do so. Except as described above in this Section 3.4.4, Janssen will retain the sole and exclusive right, and have sole authority with respect to, the Exploitation of the Licensed Compounds and Licensed Products in accordance with Section 3.1. Without limiting its obligations under Section 3.3 (to the extent applicable), Janssen will have no specific obligation to conduct any Clinical Studies of any Licensed Product for multiple sclerosis.

(j) Janssen will hold the global safety database for PIPE-307. The Parties will enter into a safety-data sharing agreement prior to the commencement of the Phase 2 MS POC Study.

3.4.5 Study Alliance Managers. Promptly following Licensor’s delivery of a Phase 2 MS POC Study Notice, each Party will appoint one of its employees to serve as the primary point of contact regarding all matters relating to the Phase 2 MS POC Study (each, the “Study Alliance Manager”). When making a request of or communication with the other Party in connection with the Phase 2 MS POC Study, each Party shall only contact the Study Alliance Manager of the other Party unless otherwise directed by the Study Alliance Manager of the other Party. The Study Alliance Manager of each Party will be responsible for facilitating the timely responses of such Party with respect to requests relating to the Phase 2 MS POC Study.

3.4.6 Assignment of Regulatory Filings. At any time upon Janssen’s request after the Effective Date, Licensor, on behalf of itself and its Affiliates, will and hereby does assign to Janssen all of Licensor’s and its Affiliates’ right, title and interest in, to and under all INDs/CTAs for the Licensed Products that are owned, controlled or otherwise held by Licensor or any of its Affiliates; provided, however, that Licensor will have no obligation to transfer to Janssen any [***] until the earliest of (a) the expiration of [***], (b) the expiration of [***] or (c) [***]. Licensor will deliver to Janssen full and complete copies of each of assigned IND/CTA and all related correspondence.

3.5 Conduct of Activities.

3.5.1 Standards of Conduct; Records. Each Party will conduct, and will cause its employees, subcontractors and investigators to conduct, all Research and Development of Licensed Compounds and Licensed Products in good scientific manner and in compliance with all applicable Law, including GMP, GLP and GCP, as applicable. Each Party will maintain, consistent with its then-current internal policies and practices, and cause its employees, subcontractors and investigators to maintain, records and laboratory notebooks of its Research and Development activities under this Agreement in sufficient detail and in a good scientific manner appropriate for regulatory and intellectual property protection purposes. Janssen will conduct all Commercialization activities under this Agreement in compliance with all applicable Law.

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3.5.2 Reports. Until receipt of Commercialization Approval for a [***] Licensed Product in the U.S., Janssen will: (a) except as set forth in Section 4.8.2(d)(v), provide Licensor with high- level annual updates with respect to the Development (including regulatory matters) and Commercialization of the Licensed Compounds and Licensed Products and (b) on a [***] upon Licensor’s request, make appropriate representatives available to discuss the Development and Commercialization of the Licensed Compounds and Licensed Products.

ARTICLE 4

FINANCIAL TERMS

4.1 Upfront Payment. Janssen will make a non-refundable, non-creditable payment of $50 million to Licensor within [***] days after the Effective Date.

4.2 Development and Regulatory Milestones.

4.2.1 Milestone Payments and Events. Janssen will notify Licensor within [***] Business Days after the first achievement of any milestone event set forth in the table below by or on behalf of Janssen or its Affiliates or sublicensees (each, a “Milestone Event”). Janssen will pay Licensor the amount set forth in the table below (each, a “Milestone Payment”) corresponding to such Milestone Event within [***] days after Licensor delivers an invoice to Janssen for such Milestone Payment following Licensor’s receipt of such notice from Janssen. Each Milestone Payment is payable no more than once, even if the corresponding Milestone Event occurs more than once or with respect to more than one Licensed Product.

	Milestone Event	Milestone Payment
Development Milestones
1.	[***]	$	[	***]
2.	[***]	$	[	***]
Commercialization Approval Milestones
3.	[***]	$	[	***]
4.	[***]	$	[	***]
5.	[***]	$	[	***]

4.2.2 Rules regarding Determination of Milestone Payments and Events.

(a) The Milestone Payments under this Section 4.2 are non-refundable and non-creditable.

(b) [***].

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(c) [***].

(d) [***].

4.3 Sales Milestones. Janssen will notify Licensor in the applicable royalty report delivered under Section 4.4.5 after the first occurrence of any sales milestone event set forth in the table below (each, a “Sales Milestone Event”). Janssen will pay Licensor the amount set forth in the table below (each, a “Sales Milestone Payment”) corresponding to such Sales Milestone Event within [***] days after Licensor delivers an invoice to Janssen for such Milestone Payment following Licensor’s receipt of such notice from Janssen. Each Sales Milestone Payment is payable no more than once, regardless of whether the corresponding Sales Milestone Event occurs more than once. The Sales Milestone Payments under this Section 4.3 are non-refundable and non-creditable.

Sales Milestone Event	Sales Milestone Payment
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

4.4 Royalties.

4.4.1 Royalty Rates. Subject to Section 4.4.3, Janssen will pay to Licensor royalties on Annual Aggregate Net Sales of Licensed Products during each Calendar Year at the rates set forth in the table below, provided that, if Licensor exercises its Co-Funding Option, the royalty rates set forth below will not apply, and instead the royalty rates set forth in Section 4.8.2(e) will apply.

Annual Aggregate Net Sales of Licensed Products in a Calendar Year	Royalty Rate
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***] and less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***] and less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***]	[***]%

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By way of example, if Annual Aggregate Net Sales of Licensed Products during a Calendar Year were $[***], the royalties due with respect to such Licensed Products would equal the sum of (a) [***]% of $[***] (i.e., $[***]), (b) [***]% of $[***] (i.e., $[***]) and (c) [***]% of $[***] (i.e., $[***]), for a total of $[***].

4.4.2 Royalty Term.

(a) Definition of Royalty Term. Royalties will be paid on a Licensed Product- by-Licensed Product and country-by-country basis, beginning with the First Commercial Sale of a Licensed Product in a country and ending on the latest to occur of: (a) the expiration of the last- to-expire Royalty-Bearing Claim with respect to such Licensed Product in such country; (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, if any; or (c) the 10th anniversary of the First Commercial Sale of the Licensed Product in the country (the “Royalty Term”).

(b) Definition of Royalty-Bearing Claim. “Royalty-Bearing Claim” means, with respect to a Licensed Product in a country, a Valid Claim of a Licensed Patent (including a Joint Patent, if any) in such country, which Valid Claim Covers the composition of matter of the Licensed Compound contained in such Licensed Product.

4.4.3 Royalty Reductions; Third Party Royalty Payments.

(a) Reductions for Loss of Exclusivity. On a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Term for a Licensed Product in a country, Net Sales of such Licensed Product in such country will be reduced by [***] percent ([***]%) for purposes of determining the royalties due to Licensor under this Section 4.4 with respect to such Licensed Product in such country, from and after the later of (i) the date that there is no Royalty- Bearing Claim with respect to such Licensed Product in such country or (ii) if any Regulatory Exclusivity is granted with respect to such Licensed Product in such country, the date on which all such Regulatory Exclusivity expires. Such reduction will be subject to Section 4.4.3(c).

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(b) Third Party Royalty Payments.

(i) Licensor will be solely responsible for and will make when due all payments due under any In-License, including any amounts that are incurred after the Execution Date.

(ii) If Janssen (or its Affiliate or sublicensee, as applicable) reasonably determines that it is necessary or reasonably useful to obtain one or more licenses or otherwise acquire rights under any Patents or Know-How of any Third Party to manufacture, use or sell a Licensed Compound or Licensed Product in a country (each, a “Third Party License”), Janssen will have the sole right (but not the obligation), subject to Section 4.4.3(b)(iii), to negotiate and obtain a license or other rights related to such Patents or Know-How with respect to the Licensed Compounds and Licensed Products. Janssen will have the right to deduct [***] percent ([***]%) of payments (including upfront payments, milestone payments, royalties or other payments, including payments made in settlement of an Infringement Claim) actually paid to such Third Party(ies) under such Third Party License(s) by Janssen (or by such Affiliate or, to the extent offset against royalties paid to Janssen, its sublicensee, as applicable) with respect to the Licensed Products in a Calendar Quarter from the royalty payments payable by Janssen to Licensor with respect to Annual Aggregate Net Sales of Licensed Products in such Calendar Quarter. Such deduction will be subject to Section 4.4.3(c).

(iii) For clarity, Janssen’s right under Section 4.4.3(b)(ii) above to negotiate and obtain Third Party Licenses does not limit Licensor’s right to negotiate and obtain, [***], any license under any Third Party intellectual property with respect to the Exploitation of any products or compounds other than Licensed Compounds or Licensed Products. If Licensor enters into a license agreement under any Third Party intellectual property that applies to such other products or compounds, where (x) the scope of the license grant under such generally applicable Third Party intellectual property includes the Exploitation of Licensed Compounds or Licensed Products and (y) such license agreement imposes any payment obligations with respect to the Exploitation of Licensed Compounds or Licensed Products, then (1) such intellectual property will automatically constitute Licensed Technology (to the extent that it satisfies the definition thereof) and (2) Licensor will [***] for such payment obligations. For the avoidance of doubt, Licensor’s entry into any such license agreement for the sole purpose of Exploiting products or compounds other than Licensed Compounds or Licensed Products will not constitute a breach of this Agreement.

(c) Royalty Floor. In no event will the total reductions and deductions under Section 4.4.3(a) and Section 4.4.3(b) reduce the royalties payable to Licensor under Section 4.4.1 with respect to Annual Aggregate Net Sales of Licensed Products in any Calendar Quarter by more than [***] ([***]%) of the amount that would otherwise be payable if such reductions and deductions were not made; provided, however, that to the extent Janssen cannot deduct any amounts because of this Section 4.4.3(c), Janssen may deduct such amounts from royalties payable in future Calendar Quarters, in each case, subject to the limitation in this Section 4.4.3(c).

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4.4.4 Expiration of Royalty Term. Upon the expiration of the Royalty Term with respect to a Licensed Product in a country, the license granted to Janssen under Section 5.1.1 with respect to such Licensed Product in such country will automatically become fully-paid, royalty-free, perpetual and irrevocable. For the avoidance of doubt, any sales of such Licensed Product in such country following such expiration will be excluded from Annual Aggregate Net Sales of Licensed Products for purposes of any Sales Milestone Payments under Section 4.3 or royalties under this Section 4.4.

4.4.5 Royalty Reports and Payments. After the First Commercial Sale of a Licensed Product by Janssen or its Affiliates or sublicensees in any country in the Territory occurs, royalty payments under this Section 4.4 are due and payable [***] days after the end of each Calendar Quarter in which royalties accrue. Concurrently with the payment of royalties to Licensor under this Section 4.4, Janssen will deliver to Licensor a report setting forth, consistent with Janssen’s regional reporting system, the Net Sales of Licensed Products in such Calendar Quarter (which Net Sales occurred during the Royalty Term with respect to the applicable Licensed Product in the applicable country), the applicable royalty rate and the amount of royalty payment due on such Net Sales. Additionally, Janssen will provide Licensor with a non-binding estimate of each royalty payment for each Calendar Quarter within [***] days after the end of such Calendar Quarter. All royalty reports delivered by Janssen and all information contained therein will be Confidential Information of Janssen.

4.4.6 Royalty Conditions. All royalties due to Licensor under this Section 4.4 are subject to the following conditions: (a) only one royalty will be due with respect to the same unit of Licensed Product; and (b) no royalties will be due upon the sale or other transfer among Janssen or its Affiliates or sublicensees, but in such cases the royalty will be due and calculated upon Janssen’s or its Affiliate’s or sublicensee’s Net Sales to the first independent Third Party, and distributors of Janssen selling Licensed Product that are not otherwise sublicensees will not, for this purpose, be deemed to be sublicensees of Janssen and will instead be considered as independent Third Parties.

4.5 Payment Terms.

4.5.1 Payment Instruction. All payments to be made by a Party under this Agreement will be made in U.S. Dollars by electronic funds transfer to the bank account as will be designated by the Party receiving the payment.

4.5.2 Exchange Rate. If any amounts related to the determination of amounts to be paid or calculations to be performed under this Agreement are received, paid or initially reported in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent as follows:

(a) Janssen will notify Licensor in writing of Johnson & Johnson’s Currency Hedge Rate for a given Calendar Year in advance of such Calendar Year, within [***] Business Days after the Currency Hedge Rate(s) are available from the GTSC or its Affiliates, which is customarily at the beginning of December of the preceding Calendar Year; and

(b) then: (i) the Currency Hedge Rate(s) as provided in the notice to Licensor will remain constant throughout the applicable Calendar Year; and (ii) Janssen will use such Currency Hedge Rate(s) to convert non-U.S. Dollar amounts to U.S. Dollars for the purpose of calculating Net Sales, royalties and the achievement of Sales Milestone Events for each Calendar Quarter in the applicable Calendar Year.

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4.6 Records; Audits.

4.6.1 Records. Each Party will keep, and cause its Affiliates and sublicensees to keep, complete and accurate records of the items underlying Net Sales, Shared Development Costs and any other elements required to prepare the reports or calculate payments required under this Agreement. Such records must be retained for a period of [***] months after the relevant reporting period.

4.6.2 Audits.

(a) Each Party will have the right at its own expense to have an independent, certified public accountant of nationally recognized standing, selected by such Party and reasonably acceptable to the other Party, review any records of the other Party and its Affiliates that are required to be kept pursuant to Section 4.6.1 in the location(s) where such records are maintained by the other Party or its Affiliates upon prior written notice, during normal business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, within the prior [***]-month period. Audits may not be conducted by a Party under this Section 4.6.2 more than once every [***] years, and an audit of the records relating to a particular Calendar Year may be conducted not more than once.

(b) The report of the independent certified public accountant will be shared with the audited Party before distribution to the auditing Party so that the audited Party can provide the independent public accountant with justifying remarks for inclusion in the report before sharing the conclusions of such independent public audit with the auditing Party. The final audit report will be shared with the auditing and audited Party at the same time and will specify whether the amounts paid to the auditing Party during the audited period were correct or, if incorrect, the amount of any underpayment or overpayment. The audit report will only contain the information relevant to support the statement as to whether the amounts due under this Agreement were calculated and paid accurately and will not include any other confidential information (or other additional information that is ordinarily not included in the reports to the auditing Party) disclosed to the auditor during the course of the audit.

(c) If the review of such records reveals that the audited Party has failed to accurately report information pursuant to the relevant provisions of this Agreement or make any payment (or portion thereof) required under this Agreement, then the underpaying Party will pay to the other Party, within [***] days after receipt of the final audit report by the audited Party, any underpaid amounts due under this Agreement. If any such discrepancies resulted in an underpayment of amounts payable by the audited Party under this Agreement greater than [***]% of the amounts actually due for the applicable audit period, the audited Party will pay all reasonable costs incurred in conducting such review. If the audited Party disagrees with the findings of the audit report, the Parties will first seek to resolve the matter between themselves; in the event they fail to reach agreement, the dispute resolution provisions set forth in ARTICLE 12 will apply.

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4.7 Taxes.

4.7.1 Withholding.

(a) Janssen will make all payments to Licensor under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in an amount to the fullest extent permitted by Law.

(b) Any Tax required to be withheld on amounts payable under this Agreement will be paid by Janssen on behalf of Licensor to the appropriate Governmental Authority, and Janssen will furnish Licensor with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Licensor. If any such Tax is assessed against and paid by Janssen, then Licensor will indemnify and hold harmless Janssen from and against such Tax.

(c) Janssen and Licensor will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes. On the Execution Date, Licensor will deliver to Janssen an accurate and complete Internal Revenue Service Form W-9 and as soon as practicable thereafter, an exemption certificate under the respective treaty between the U.S. and Germany. The Parties hereby provide their consent to disclose this Agreement to the German tax authorities for purposes of obtaining such an exemption certificate.

4.7.2 Indirect Taxes. Amounts payable under this Agreement do not include any sales, use, excise, value added or other applicable taxes, tariffs or duties. If any taxing authority imposes a VAT, GST, sales, use, service, consumption, business or similar Tax with respect to the work undertaken under this Agreement, then Janssen agrees to pay that amount if specified in a valid invoice or supply exemption documentation. For avoidance of doubt, Licensor will not be entitled to pass on to Janssen, and Janssen will not be obligated to pay or bear, any Tax that is based on Licensor’s real, personal or intangible property (whether owned or leased), corporate structure, franchise, continuing business operations, income, gross receipts, capital stock, net worth or imposed with respect to Licensor’s engagement of employees or independent contractors or that Licensor incurs upon subcontracting any work under this Agreement, in whole or in part, to any affiliated or non-affiliated third party. Licensor is solely responsible, to the extent required by applicable law, for identifying, billing, and collecting the Taxes payable by Janssen in all relevant federal, state, county, municipal and other taxing jurisdictions and for filing all required tax returns in a timely manner. To the extent that Licensor does not provide Janssen a valid invoice (i.e., an invoice compliant with this Agreement and the rules and regulations of the jurisdiction of both Licensor and Janssen, including separate identification of the Tax where legally required), Licensor will be responsible for any penalty resulting directly from such noncompliance. The Parties will cooperate in good faith to minimize Taxes to the extent legally permissible.

4.8 Financial Co-Funding Option. Janssen hereby grants to Licensor the right to elect to co- fund worldwide Development of Licensed Products in the Territory on the terms set forth in this Section 4.8 (the “Co-Funding Option”).

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4.8.1 Co-Funding Option Exercise.

(a) Notice from Janssen. If Janssen or any of its Affiliates intends to conduct a first Phase 3 Study of a Licensed Product, then, following completion of Janssen’s internal approvals to conduct such Phase 3 Study, Janssen will notify Licensor in writing of Janssen or its Affiliate’s intent to conduct such Phase 3 Study.

(b) Licensor Data Package Request. Within [***] Business Days following such notice, Licensor will notify Janssen in writing if Licensor desires to receive a Data Package from Janssen.

(c) Data Package Delivery and Contents. If Licensor requests a Data Package in accordance with Section 4.8.1(b), Janssen will provide to Licensor within [***] days of such notice a data package containing the following information (to the extent not already in Licensor’s possession): (i) the final Phase 2 Study (or, if applicable, Phase 2b study) clinical trial report(s) for such Licensed Product; (ii) all other available safety and efficacy data with respect to the Licensed Products; (iii) a summary of relevant and available Manufacturing information for the Licensed Products; (iv) Shared Development Costs relating to any Phase 3 Study of a Licensed Product incurred before the date of Licensor’s notice under Section 4.8.1(b); and (v) Janssen’s then-current internal Development plan and associated non-binding budget for the Licensed Products (the information in clauses (i) through (v), a “Data Package”).

(d) Co-Funding Option Exercise Date. Licensor may exercise its Co-Funding Option by notifying Janssen of such option exercise within [***] days after Licensor receives such Data Package (the date of such notice, the “Co-Funding Option Exercise Date”).

(e) Expiration of Co-Funding Option. If Licensor does not request a Data Package in accordance with Section 4.8.1(b), or does not exercise its Co-Funding Option within [***] days after receiving a Data Package, Licensor’s right to exercise the Co-Funding Option will immediately and permanently expire and this Section 4.8 will be of no further force or effect.

4.8.2 Effects of Co-Funding Option Exercise. If Licensor timely exercises its Co- Funding Option in accordance with Section 4.8.1(d), then the terms of this Section 4.8.2 will apply from and after the Co-Funding Option Exercise Date.

(a) Definitions.

(i) “Cost of Goods” or “COGS” means Janssen’s reasonable internal and Third Party costs incurred in manufacturing or acquisition of (and to the extent directly attributable to) Licensed Product, determined in accordance with Janssen’s standard cost accounting policies that are in accordance with GAAP and consistently applied across all of Janssen’s manufacturing network to other products that Janssen manufactures. COGS does not include any costs of CMC Development Activities. “COGS” are comprised of Standard Cost of Goods Manufactured, Cost Variances, and Other Costs Not Included in Standard, where:

(1) “Standard Cost of Goods Manufactured” are budgeted unit costs established to facilitate inventory evaluation, planning and budgetary control, including direct materials, direct labor, product testing, transportation, depreciation and overhead (including Third Party costs for manufacturing or acquisition of product or materials used in such manufacture), in each case, to the extent directly attributable to Licensed Products Manufactured by or on behalf of a Party under this Agreement or, if any, under a supply agreement between the Parties;

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(2) “Cost Variances” are direct materials variances (including material usage variances and purchase price variances), direct labor variances and overhead variances (including but not limited to volume variances, variable overhead spending variances and fixed overhead spending variances);

(3) “Other Costs Not Included in Standard” are actual costs of manufacturing which are incurred in the normal course of business but are not included in the Standard Cost of Goods Manufactured and Cost Variances, including, but not limited to: cash discounts on raw material purchases, transportation expenses, manufacturing trial runs, manufacturing development expenses, start-up costs, appropriation expenses, abnormal capacity or idle facility costs (to the extent such capacity or portion of a facility is reserved for Manufacturing Licensed Compounds or Licensed Products under this Agreement or a supply agreement between the Parties), shut-down costs, material scrapped in the normal course of business (including failed commercial batches), rework, obsolete facility and machinery, impairment expenses, full absorption adjustments, inventory revaluation adjustments, lower of cost or market inventory adjustments, inventory write-downs and write-offs, physical inventory adjustments, depreciation of equipment or instruments placed at customer or other Third Party sites, new product introduction costs, technical operations, internal inventory supply management and other home office expenses, returned goods, royalty expense, and product liability insurance, in each case to the extent directly attributable to Licensed Products Manufactured by or on behalf of a Party under this Agreement or, if any, under a supply agreement between the Parties; and

(4) the “COGS” calculation is in accordance with Janssen’s standard process for calculating cost of goods sold that is consistently applied to all applicable products.

(ii) “CPI” means the Consumer Price Index for all Urban Consumers (national CPI-U; Base Period: 1982-84=100; available at http://www.bls.gov/cpi/home.htm), published by the U.S. Department of Labor, Bureau of Statistics (or its successor equivalent index) in the U.S.

(iii) “Development FTE” means [***] hours of work per Calendar Year in direct support of the Development of the Licensed Products that is carried out by one or more qualified employees or contractors or consultants of Janssen or its Affiliates, provided that one individual conducting more than [***] hours of work in any Calendar Year will not be considered more than one Development FTE and, in the case of work by an individual that is less than [***] hours, will be pro-rated based on the actual number of hours expended by such individual. Development FTE includes scientific, medical, technical and other personnel directly engaged in performing Development activities with respect to the Licensed Products (including the project management teams that support the Licensed Products). Development FTE will not include work performed by personnel performing administrative and corporate functions (including human resources, finance, legal and investor relations).

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(iv) “Development FTE Costs” means, with respect to any period, the amount calculated by multiplying the Development FTE Rate by the number of Development FTEs expended by a Party during such period.

(v) “Development FTE Rate” means a rate of US$[***] per full- time Development FTE per Calendar Year; provided, however, that such rate will be increased or decreased [***] during the Term, effective as of the first day of the first Calendar Quarter of each Calendar Year during the Term, by the percentage increase or decrease in the CPI between January of the most recently completed Calendar Year and January of the then-current Calendar Year, or an alternative methodology that is mutually agreed to by both Parties. The Development FTE Rate is “fully burdened” and will cover employee salaries (excluding stock-based compensation), benefits, utilities, facilities, and travel expenses.

(vi) “Out-of-Pocket Expenses” means amounts paid by or on account of Janssen or its Affiliates to Third Party vendors or contractors for supplies and materials for use, or for services provided by them, directly in the performance of Development activities relating to the Licensed Compounds and Licensed Products under this Agreement (or other activities for which sharing of Out-of-Pocket Expenses is otherwise specified in this Agreement). For clarity, Out-of-Pocket Expenses do not include: (a) payments for Janssen’s or its Affiliates’ salaries or benefits, utilities, travel expenses, general office supplies, insurance, information technology, capital expenditures (or related depreciation), or the like; or (b) amounts paid relating to activities that were not performed under this Agreement.

(vii) “Shared Development Costs” means Development FTE Costs and Out-of-Pocket Expenses incurred by Janssen and its Affiliates in conducting Development activities with respect to Licensed Products in the Territory for any and all Indications, including:

(1) all Development FTE Costs and Out-of-Pocket Expenses incurred for the conduct of Development activities (including CMC Development Activities) with respect to the Licensed Products;

(2) with respect to non-clinical and clinical research and drug development activities for the Licensed Products (including Clinical Studies), the Cost of Goods for Licensed Products and other drugs, biological products or devices used in such Clinical Studies (including Development FTE Costs and Out-of-Pocket Expenses to purchase or package Third Party drugs, biological products and devices) and Development FTE Costs and Out-of-Pocket Expenses for disposal of clinical samples;

(3) with respect to regulatory activities for the Licensed Products, Development FTE Costs and Out-of-Pocket Expenses for fees incurred in connection with preparation of Regulatory Documentation (including INDs/CTAs and Drug Approval Applications), obtaining and maintaining Commercialization Approval, and for meetings with Regulatory Authorities; and

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(4) Development FTE Costs and Out-of-Pocket Expenses associated with any REMS program with respect to any Licensed Product.

Notwithstanding anything to the contrary, Shared Development Costs do not include (i) capital expenditures (or any depreciation in connection with any capital expenditures), (ii) costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, finance, and other overhead or (iii) costs attributable to the Manufacture of Licensed Products for sale after Commercialization Approval in a country.

For the avoidance of doubt, any costs incurred by Licensor or its Affiliates in connection with the Phase 2 MS POC Study will not constitute Shared Development Costs.

(b) Development Cost Share. Any (i) Shared Development Costs relating to any Phase 3 Study of a Licensed Product, whether incurred before or after the Co-Funding Option Exercise Date, and (ii) other Shared Development Costs incurred on or after the Co-Funding Option Exercise Date by Janssen and its Affiliates, in each case ((i) and (ii)), will be borne [***]% by Janssen and [***]% by Licensor, in accordance with the procedures set forth in this Section 4.8.2(b), provided that Licensor’s obligation to reimburse Janssen for its portion of Shared Development Costs will be subject to the Annual Co-Fund Cap as set forth below.

(i) Cost Reports. Shared Development Costs will initially be borne by Janssen, subject to reimbursement as provided in this Section 4.8.2(b). Within [***] days after the end of each Calendar Quarter, Janssen will provide to Licensor a report of all Shared Development Costs incurred by Janssen and its Affiliates during such Calendar Quarter (each, a “Cost Report”). Janssen shall maintain records of Cost Reports pursuant to Section 4.6.1 and all such Cost Reports shall be subject audit pursuant to Section 4.6.2. Without limiting the foregoing, within [***] after the end of each Calendar Quarter, Janssen shall provide Licensor with an estimate of Shared Development Costs incurred by Janssen in such Calendar Quarter.

(ii) Licensor Payment Obligation and Annual Co-Fund Cap. No later than [***] days following receipt of a Cost Report, Licensor will pay to Janssen [***]% of the total Shared Development Costs with respect to the applicable Calendar Quarter. Notwithstanding the foregoing, the aggregate amount Licensor is obligated to reimburse Janssen for its share of Shared Development Costs accrued by Janssen and its Affiliates in a single Calendar Year will not exceed $[***] (the “Annual Co-Fund Cap”).

(iii) Carry-Forward. If any Shared Development Costs that would otherwise be borne by Licensor are excluded from sharing by Licensor for a particular Calendar Year as a result of the application of the Annual Co-Fund Cap, such excess Shared Development Costs will be carried forward to and paid to Janssen in the subsequent Calendar Year, subject in each case to the Annual Co-Fund Cap. Such carrying forward of excess Shared Development Costs will continue until such time as Janssen and its Affiliates are not incurring any further Shared Development Costs and Licensor has reimbursed Janssen for [***]% of all Shared Development Costs incurred by Janssen and its Affiliates from and after the Co-Funding Option Exercise Date.

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(iv) Janssen Offset Right. Without limiting any other rights or remedies of Janssen at law, in equity or under this Agreement, if Licensor fails to timely pay any amounts owed to Janssen under this Section 4.8.2(b), Janssen may in its sole discretion offset any such amounts owed to Janssen against any Milestone Payments, royalties, or other amounts payable to Licensor under this Agreement, but only to the extent such amounts owed to Janssen are still unpaid at the time of such offset.

(v) Effect of Licensor’s Failure to Reimburse More than Once.

(1) Without limiting any other rights or remedies of Janssen at law, in equity or under this Agreement, if Licensor breaches its obligation under Section 4.8.2(b)(ii) to reimburse Janssen any amounts with respect to any [***] Calendar Quarters or any [***] Calendar Quarters (whether or not consecutive), Janssen may in its sole discretion elect to terminate the provisions of this Section 4.8 immediately by giving notice to Licensor, subject to Section 4.8.2(b)(v)(2). Janssen may make such election at any time after the second breach occurs, regardless of whether Janssen has subsequently exercised its offset rights under Section 4.8.2(b)(iv) with respect to such Calendar Quarters or whether Licensor has subsequently cured such breaches. If Janssen makes such election, then, effective as of the date of such notice (or, if elected by Janssen, the first day of the Calendar Quarter immediately following the date of such notice): (A) the royalty rates set forth in Section 4.4.1 and not Section 4.8.2(e) will apply with respect to Annual Aggregate Net Sales of Licensed Products, (B) Licensor will no longer be obligated to reimburse Janssen for its portion of Shared Development Costs, and (C) this Section 4.8 will be of no further force or effect (except Section 4.8.2(b)(iii) and Section 4.8.2(b)(iv)). Such an election by Janssen will not relieve Licensor of its obligations under Section 4.8.2(b)(ii) that accrued before the date of such notice.

(2) If Licensor disputes in good faith any amount set forth on a Cost Report, and Licensor provides written notice of such dispute to Janssen no later than [***] days following receipt of such Cost Report, then Janssen may not make an election under Section 4.8.2(b)(v)(1) on the basis of Licensor’s failure to reimburse Janssen for such amount until the date that the dispute is finally resolved in accordance with ARTICLE 12. If it is finally determined in accordance with ARTICLE 12 that Licensor is obligated to reimburse Janssen for such amount under Section 4.8.2(b)(ii), and Licensor thereafter fails to reimburse Janssen within [***] days of such resolution, Janssen may thereafter make an election under Section 4.8.2(b)(v)(1) on the basis of such failure. If it is finally determined in accordance with ARTICLE 12 that Licensor is not obligated to reimburse Janssen for such amount under Section 4.8.2(b)(ii), then Janssen may not make an election under Section 4.8.2(b)(v)(1) on the basis of failure to pay such amount.

(c) Joint Development Committee. Promptly following the Co-Funding Option Exercise Date, the Parties will establish a joint development committee (the “JDC”) to serve as a forum for Janssen to provide information to Licensor regarding the Development of the Licensed Products. The JDC will have no decision-making authority.

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(i) JDC Representatives. The JDC will consist of at least eight representatives, an equal number of which will be appointed by each of Licensor and Janssen. Each representative will be an employee of the Party it represents or one of its Affiliates and will have the appropriate level and type of experience for the matters to be discussed by the JDC. A Party may designate a substitute for any of its JDC representatives if its designated representative is unable to be present at a meeting. A Party may replace any of its JDC representatives by written notice to the other Party. Each JDC representative will be bound by confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement.

(ii) JDC Meetings. The JDC will meet at least once each Calendar Quarter following the Co-Funding Option Exercise Date. The JDC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment, as agreed to by the JDC members. In addition, Janssen may call a special meeting of the JDC at any time upon at least [***] Business Days’ notice, and at least one of Licensor’s representatives will attend any such special meeting. The Parties may allow additional employees to attend meetings of the JDC, so long as such employees are bound by confidentiality and non- use obligations at least as restrictive as those set forth in this Agreement. Each Party will bear its own expenses related to its representatives’ participation in and attendance at such meetings.

(iii) Disbandment of JDC. The JDC will automatically dissolve when Janssen is not incurring any further Shared Development Costs under this Agreement. If Janssen later starts incurring Shared Development Costs, the Parties will re-establish the JDC pursuant to this Section 4.8.2(c).

(d) Development after Exercise of Co-Funding Option. After any exercise of the Co-Funding Option by Licensor, Janssen will retain the sole right and authority to conduct Development activities with respect to the Licensed Products in the Territory (except as expressly set forth in Section 3.4). Following the Co-Funding Option Exercise Date, such Development will be conducted in accordance with this Section 4.8.2(d).

(i) General. Following the Co-Funding Option Exercise Date, Janssen will conduct its Development of the Licensed Products in accordance with the then-current Global Development Plan.

(ii) GDP. “Global Development Plan” or “GDP” means the written plan for Janssen’s Development of Licensed Products in the Territory setting forth those Development activities that Janssen intends to conduct for purposes of obtaining, maintaining and supporting Commercialization Approval, and of supporting and sustaining Commercialization, of the Licensed Products in the Territory, as such plan may be amended by Janssen from time to time in accordance with the terms of Section 4.8.2(d)(iv). The clinical development plan included in the Data Package delivered by Janssen to Licensor under Section 4.8.1(c) will be the initial GDP for the Licensed Products.

(iii) Development Budget. Together with the GDP, Janssen will provide to Licensor a non-binding budget reflecting Janssen’s good faith estimate of Shared Development Costs to be incurred by Janssen and its Affiliates in conducting the Development activities described in the GDP that are scheduled to be commenced or conducted during the then-current Calendar Year (such budget, as it may be amended or updated from time to time by Janssen, the “Development Budget”). The budget included in the Data Package delivered by Janssen to

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Licensor under Section 4.8.1(c) will be the initial Development Budget for the Licensed Products. Janssen will update the Development Budget at least once per Calendar Year to reflect Janssen’s good faith estimate of Shared Development Costs to be incurred by Janssen and its Affiliates in conducting the Development activities described in the GDP for the next Calendar Year, in accordance with Section 4.8.2(d)(iv).

(iv) Updates and Amendments. Janssen may submit a proposed update or amendment to the GDP or the Development Budget to the JDC from time to time. The JDC will discuss such proposal at its next meeting (including any special meeting of the JDC called by Janssen for such purpose). Janssen will have sole decision-making authority with respect to whether to implement any such updates or amendments; provided, however, that Janssen will consider in good faith any timely comments of Licensor with respect to any update or amendment that constitutes a material change to the GDP or Development Budget. Janssen will promptly provide to Licensor a final copy of any such updated or amended GDP or Development Budget.

(v) Development Reports. Section 3.5.2 will not apply to the Licensed Products following the Co-Funding Option Exercise Date. In advance of each meeting of the JDC, Janssen will provide to the JDC a high-level summary report summarizing (a) its Development activities with respect to the Licensed Products that Janssen and its Affiliates have performed or caused to be performed since the last meeting of the JDC, including an evaluation of the work performed, and the results thereof, in relation to the goals of the GDP, and (b) Janssen’s anticipated Development activities with respect to the Licensed Products for the subsequent Calendar Quarter.

(e) Royalties. The royalty rates set forth in Section 4.4.1 will not apply following the Co-Funding Option Exercise Date. Instead, Janssen will pay to Licensor royalties on Annual Aggregate Net Sales of Licensed Products during each Calendar Year at the rates set forth in the table below. All other provisions of Section 4.4 will continue to apply with respect to the calculation and payment of royalties on Annual Aggregate Net Sales of Licensed Products (including, for the avoidance of doubt, any applicable reductions or offsets).

Annual Aggregate Net Sales of Licensed Products in a Calendar Year	Royalty Rate
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***] and less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***] and less than or equal to $[***]	[***]%
For that portion of Annual Aggregate Net Sales of Licensed Products in such Calendar Year greater than $[***]	[***]%

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(f) Effects of Change of Control of Licensor.

(i) Notwithstanding anything to the contrary in this Agreement, if Licensor undergoes a Competitive Change of Control prior to the Co-Funding Option Exercise Date, then: (i) if Licensor requests a Data Package in accordance with Section 4.8.1(b), (A) the Data Package will not include a GDP and (B) Janssen may redact competitively sensitive information from the Development Budget included in the Data Package; and (ii) if Licensor exercises the Co-Funding Option, (A) there will be no JDC and Section 4.8.2(c) will be of no force or effect, (B) Janssen will have no obligation to provide to Licensor any GDP or any amendments or updates thereto, (C) Janssen may redact competitively sensitive information from any Development Budget or amendments or updates thereto provided to Licensor, and (D) Janssen will make reports to Licensor as set forth in Section 3.5.2.

(ii) Notwithstanding anything to the contrary in this Agreement, if Licensor undergoes a Competitive Change of Control following the Co-Funding Option Exercise Date, then: (i) the JDC will immediately disband as of the effectiveness of such Competitive Change of Control and Section 4.8.2(c) will be of no further force or effect; and (ii) from and after the effectiveness of such Competitive Change of Control, (A) Janssen will have no further obligation to provide to Licensor any amendments or updates to the GDP, (B) Janssen may redact competitively sensitive information from any Development Budget or amendments or updates thereto provided to Licensor, and (C) Janssen will make reports to Licensor as set forth in Section 3.5.2.

(iii) Except as expressly set forth in this Section 4.8.2(f), if Licensor undergoes a Competitive Change of Control, all other provisions of this Section 4.8 will remain in effect in accordance with their terms.

4.8.3 Opt-Out.

(a) Licensor will have the right to terminate its rights and obligations set forth in Section 4.8.2 (such right, the “Opt-Out Right”) by giving written notice (an “Opt-Out Notice”) in accordance with the following terms and conditions:

(i) Licensor may exercise the Opt-Out Right by delivering Janssen an Opt-Out Notice on any date that is both (A) on or after the [***] of the Co-Funding Option Exercise Date and (B) no later than [***] days following Licensor’s receipt of Janssen’s initial Development Budget for the [***]. Such exercise, and the termination of rights and obligations set forth in Section 4.8.2, will be effective upon the first day of [***].

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(ii) For example, [***].

(iii) “Opt-Out Notice Period” means the period starting on the date of the Opt-Out Notice and ending on the last day of the [***].

(b) During the Opt-Out Notice Period, the terms of Section 4.8.2 will continue to apply. Upon the expiration of the Opt-Out Notice Period, (i) the royalty rates set forth in Section 4.4.1 and not Section 4.8.2(e) will apply with respect to Annual Aggregate Net Sales of Licensed Products, (ii) Licensor will no longer be obligated to reimburse Janssen for its portion of Shared Development Costs, and (iii) this Section 4.8 (except Section 4.8.2(b)(iii) and Section 4.8.2(b)(iv)) will be of no further force or effect.

(c) Licensor’s exercise of the Opt-Out Right will not relieve Licensor of its obligation under Section 4.8.2(b) to reimburse Janssen for amounts that accrue before the expiration of the Opt-Out Notice Period (including under Section 4.8.2(b)(iii)) or modify Janssen’s rights under Section 4.8.2(b) with respect to such amounts (including under Section 4.8.2(b)(iv)). Janssen will have no obligation to reimburse Licensor for any amounts that were paid by Licensor to Janssen (or that were setoff by Janssen against amounts owed to Licensor) under Section 4.8.2(b).

ARTICLE 5

LICENSE GRANTS

5.1 License Grants.

5.1.1 License Grant to Janssen. Licensor hereby grants, on behalf of itself and its Affiliates, to Janssen, an exclusive (even as to Licensor and its Affiliates), worldwide, royalty- bearing license, with the right to sublicense as set forth in Section 5.3, under the Licensed Technology, to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory. The license granted in this Section 5.1.1 includes the right to Exploit Combination Products in the Field in the Territory; provided, however, that Licensor does not grant to Janssen any rights under the Licensed Technology with respect to any Other Component of any such Combination Product.

5.1.2 Sublicense Grant to Licensor. Janssen hereby grants to Licensor a non-exclusive, non-sublicensable, non-transferable sublicense under the Licensed Technology solely to perform

(a) its obligations under ARTICLE 2 and the Transition Plan and (b) at Licensor’s election, the Phase 2 MS POC Study, in each case ((a) and (b)), in accordance with this Agreement.

5.2 Affiliates. To the extent any of the Licensed Technology is Controlled by an Affiliate of Licensor, Licensor will procure that such Affiliate takes all actions necessary to enable Licensor to grant the licenses granted to Janssen under Section 5.1.1.

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5.3 Sublicensing.

5.3.1 Right to Sublicense. Janssen may grant one or more sublicenses of any or all of the rights granted to it under Section 5.1.1 to any of its Affiliates or any Third Parties, without the consent of Licensor. Such sublicenses may be further sublicensable by the applicable sublicensee of Janssen, through multiple tiers.

5.3.2 Sublicense Requirements. Any sublicense to a Third Party will be set forth in a written agreement that is consistent with the terms and conditions of this Agreement. Janssen will be responsible for compliance by its sublicensees with the terms and conditions of this Agreement that are applicable to its sublicensees. Notwithstanding any such sublicense, Janssen will remain responsible to Licensor for the performance of all of its obligations under this Agreement.

5.4 Cross-Licenses.

5.4.1 License to Janssen. Subject to the terms and conditions of this Agreement (including the confidentiality obligations in ARTICLE 7), Licensor hereby grants, on behalf of itself and its Affiliates, to Janssen, a non-exclusive, worldwide, perpetual, irrevocable, fully paid- up license, with no right to sublicense other than to Affiliates of Janssen and subcontractors acting on Janssen’s or its Affiliates’ behalf, under Licensor’s and its Affiliates’ interest in any Know- How that is disclosed to Janssen under this Agreement, for any purpose other than the Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory; provided, however, that such license does not include a right to practice any Patents. For clarity, the foregoing license grant does not give Janssen the right to disclose any Confidential Information of Licensor, except as provided in Section 7.3.

5.4.2 License to Licensor. Subject to the terms and conditions of this Agreement (including the confidentiality obligations in ARTICLE 7), Janssen hereby grants, on behalf of itself and its Affiliates, to Licensor, a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up license, with no right to sublicense other than to Affiliates of Licensor and subcontractors acting on Licensor’s or its Affiliates’ behalf, under Janssen’s and its Affiliates’ interest in any Know- How that is disclosed to Licensor under this Agreement, for any purpose other than the Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory; provided, however, that such license does not include a right to practice any Patents. For clarity, the foregoing license grant does not give Licensor the right to disclose any Confidential Information of Janssen, except as provided in Section 7.3.

5.5 No Implied Licenses. Neither Party grants to the other Party any rights or licenses in or to any Know-How, Patents or other intellectual property rights, whether by implication, estoppel, or otherwise, other than the rights and licenses that are expressly granted under this Agreement.

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ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Patent Representatives. Each Party will designate a patent attorney or agent as its contact to coordinate with the other Party regarding Patent matters as provided in this ARTICLE 6 (the “Patent Representative”).

6.2 Inventions.

6.2.1 Ownership of Inventions. Each Party will own any Inventions invented by its (or its Affiliates’) own employees, agents, or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein. Inventorship of Inventions will be determined in accordance with U.S. patent laws.

6.2.2 Invention Disclosure. Licensor will promptly disclose to Janssen any Invention that constitutes Licensed Technology. In addition, Licensor will promptly disclose to Janssen any small molecule that is first demonstrated by or on behalf of Licensor to be a M1 mAChR Antagonist prior to the [***] of the Effective Date. With respect to any Patent that seeks to claim any Inventions invented by at least one employee, agent, or independent contractor of each Party (or its respective Affiliates) engaged in performing activities under this Agreement (“Joint Patent”), each Party will promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the Invention(s) to be disclosed in such Patent, and all information necessary for the preparation, filing and maintenance of any such Joint Patent.

6.2.3 Treatment of Joint Patents. Subject to the licenses granted under this Agreement (including the exclusive license grant to Janssen under Section 5.1.1), each Party will have the right to practice and Exploit any inventions claimed in the Joint Patents without the duty of accounting to the other Party or seeking consent (for licensing, assigning or otherwise exploiting the Joint Patents) from the other Party by reason of the joint ownership thereof. Each Party hereby waives any right such Party may have under the laws of any jurisdiction to require any such approval or accounting and, to the extent there is any applicable Law that prohibits such a waiver, each Party will be deemed to have so consented. In furtherance thereof, at the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint Patents.

6.3 Prosecution of Licensed Patents.

6.3.1 Janssen Prosecution Right. Janssen will have the first right and authority, but not the obligation, to Prosecute the Licensed Patents in the Territory, [***] using counsel of Janssen’s choosing. Janssen will keep Licensor reasonably informed, through Licensor’s Patent Representative, with respect to such Prosecution. Janssen will provide a reasonable opportunity for Licensor to comment on all material filings prepared by Janssen’s outside counsel with respect to the Prosecution of the Licensed Patents at any patent office prior to filing thereof, and will consider in good faith all timely comments of Licensor with respect thereto, provided that Janssen will have the sole decision-making authority with respect to such filings.

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6.3.2 Janssen Abandonment. If Janssen decides, in its sole discretion, to abandon or not maintain (so as to permit to lapse) any Licensed Patent in any jurisdiction in the Territory, then Janssen will notify Licensor of such decision in writing at least [***] days before the final deadline for any pending action or response that may be due with respect to such Licensed Patent. If Licensor provides written notice to Janssen that it desires to continue the Prosecution of such Licensed Patent in such jurisdiction, then Janssen will cooperate with Licensor to transfer to Licensor the Prosecution of such Licensed Patent in such jurisdiction. After any such transfer, Licensor will have the sole right and authority, but not the obligation, to Prosecute such Licensed Patent in such jurisdiction, [***] using counsel of Licensor’s choosing.

6.3.3 Cooperation. Each Party will provide, [***], all reasonable assistance requested by the Prosecuting Party in Prosecuting any Licensed Patents consistent with the terms hereof, including with respect to the timely completion of filings, compliance with applicable Laws and recording of inventor assignments.

6.4 Enforcement of Licensed Patents.

6.4.1 Notice. In the event that either Party becomes aware of any actual or threatened infringement of any Licensed Patent in any country in the Territory (collectively, “Infringement”), such Party will notify the other Party promptly and, upon Janssen’s request, the Parties will confer regarding such Infringement.

6.4.2 Janssen Enforcement Right.

(a) Janssen will have the first right to institute infringement suits or undertake other action under the Licensed Patents against an Infringement, including controlling the defense of a declaratory judgment action with respect to a potential Infringement (each, an “Infringement Action”), [***] using counsel of Janssen’s choosing, in the name of either Party or both Parties.

(b) If Janssen institutes or undertakes an Infringement Action in accordance with Section 6.4.2(a), Licensor will cooperate fully with Janssen in such Infringement Action and hereby agrees to be joined as a party in such Infringement Action if requested by Janssen or required by applicable Law, in each case, [***]. In addition, Licensor will have the right, [***], to voluntarily join or otherwise participate in such Infringement Action with legal counsel selected by Licensor. Janssen will notify and keep Licensor apprised in writing of such Infringement Action, and will consider in good faith all timely comments of Licensor with respect thereto, provided that Janssen will have the sole decision-making authority with respect to such Infringement Action.

6.4.3 Licensor Step-In Right.

(a) If Janssen does not institute or undertake an Infringement Action in accordance with Section 6.4.2(a) for a period [***] days after being requested by Licensor to do so, or (if sooner) at least [***] days prior to the last date such Infringement Action may be instituted or undertaken, Licensor may provide written notice to Janssen that it desires to institute or undertake and thereafter control such Infringement Action. Subject to Janssen’s prior written consent (which may be withheld in Janssen’s sole discretion if Janssen has decided for strategic reasons not to institute an Infringement Action), Licensor will have the right, but not the obligation, to institute or undertake an Infringement Action, [***] using counsel of Licensor’s choosing, in the name of either Party or both Parties.

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(b) If Licensor institutes or undertakes an Infringement Action in accordance with Section 6.4.3(a), Janssen will cooperate fully with Licensor in such Infringement Action and hereby agrees to be joined as a party in such Infringement Action if requested by Licensor or required by applicable Law, in each case, [***]. In addition, Janssen will have the right, in Janssen’s sole discretion and [***], to voluntarily join or otherwise participate in such Infringement Action with legal counsel selected by Janssen. Licensor will notify and keep Janssen apprised in writing of such Infringement Action, and will take into account Janssen’s reasonable interests and comments with respect thereto; provided that Licensor will have the sole decision-making authority with respect to such Infringement Action.

6.4.4 Paragraph IV Filings. If either Party receives a copy of a notice filed pursuant to Section 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) of the Hatch-Waxman Act, or any successor or similar provision of law in any jurisdiction, with respect to the Licensed Patents (a “Paragraph IV Certification”), such Party will, within [***] Business Days, notify the other Party. In the event of any such Paragraph IV Certification, Janssen will have the sole right, but not the obligation, to initiate an Infringement Action against the filer of the Paragraph IV Certification to enforce any Licensed Patent. Janssen will have the right to institute such Infringement Action in the name of either Party or both Parties. If Janssen institutes any such Infringement Action, then Licensor will join as a party to such Infringement Action if requested by Janssen or required by applicable Law, in each case, [***].

6.4.5 Cooperation. In any Infringement Action initiated under this Section 6.4 in any jurisdiction, each Party will reasonably cooperate with the other Party, in good faith, with respect to such Infringement Action. Notwithstanding anything to the contrary in this Section 6.4, neither Party will settle or compromise any Infringement Action without the prior written consent of the other Party, which consent will not be unreasonably withheld, provided that, if Janssen is the controlling Party, Janssen may settle an Infringement Action without Licensor’s consent through the grant of a sublicense to the applicable Third Party consistent with the requirements of Section 5.3.

6.4.6 Recoveries. With respect to any Infringement Action initiated or undertaken pursuant to this Section 6.4 in any jurisdiction, any recovery obtained as a result of such Infringement Action, by settlement or otherwise, will be applied in the following order of priority:

(a) first, each Party will be reimbursed for all out-of-pocket expenses incurred by such Party and its Affiliates in connection with such Infringement Action and not otherwise recovered (which reimbursement will be made proportionally between the Parties if such recovery is less than the total of such out-of-pocket expenses); and

(b) any remainder will be (i) included in Net Sales and subject to royalty payments and Sales Milestone Payments to Licensor if recovered by Janssen and (ii) if recovered by Licensor, allocated [***]% to Licensor and [***]% to Janssen.

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6.5 Patent Term Extensions. Janssen will have the sole discretion, after consultation with Licensor, to determine which Patents, if any, are extended with respect to any Licensed Product pursuant to the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in other jurisdictions worldwide. All filings for such extensions will be made by the Party responsible for the Prosecution of the applicable Patent. [***]. Licensor will take all reasonable actions to assist Janssen in obtaining such patent term extensions, as directed by Janssen.

6.6 Regulatory Data Protection. Janssen will have the sole right to list with the applicable Regulatory Authorities during the Term, to the extent required or permitted by applicable Laws regarding regulatory exclusivity protection, all applicable Licensed Products and associated Patents, such listings to include all so-called “Orange Book” listings under the Hatch-Waxman Act and any foreign equivalent. Licensor will take all reasonable actions to assist Janssen in obtaining all applicable regulatory exclusivity protection available.

6.7 Licensed Patent Invalidity Claims.

6.7.1 Right to Control. If a Third Party initiates a patent opposition, reexamination, or other proceeding in the US Patent Office, European Patent Office or foreign equivalent, asserting that any Licensed Patent is invalid or otherwise unenforceable (an “Invalidity Claim”), the Parties will treat this as Prosecution of such Licensed Patent in accordance with Section 6.3. For the avoidance of doubt, any defense of a Third Party declaratory judgment action with respect to such Licensed Patent or a counterclaim of invalidity or unenforceability of such Licensed Patent made in the context of an Infringement Action will be deemed part of such Infringement Action and will be governed by Section 6.4.

6.7.2 Cooperation and Settlement. The non-controlling Party will, [***], cooperate with the controlling Party in the preparation and formulation of a response to an Invalidity Claim, and in taking other steps reasonably necessary to respond to such Invalidity Claim. Notwithstanding anything to the contrary in this Section 6.7, neither Party will settle or compromise any Invalidity Claim without the prior written consent of the other Party, which consent will not be unreasonably withheld, provided that, if Janssen is the controlling Party, Janssen may settle an Invalidity Claim without Licensor’s consent through the grant of a sublicense to the applicable Third Party consistent with the requirements of Section 5.3 and without agreeing to any terms that stipulate to the invalidity of any Licensed Patents.

6.8 Claimed Infringement. Each of the Parties will promptly notify the other in the event that any Third Party files any suit or brings any other action alleging infringement of such Third Party’s Patent as a result of any Exploitation of any Licensed Compound or Licensed Product under this Agreement (any such suit or other action referred to herein as an “Infringement Claim”). Janssen will have the sole right to control the defense of any such Infringement Claim. Upon Janssen’s request, Licensor will reasonably cooperate with Janssen, [***], in the defense of such Infringement Claim. The damages or recovery obtained by the Third Party asserting such Infringement Claim will be paid by Janssen, provided that Janssen may offset such amounts against royalties payable to Licensor in accordance with Section 4.4.3(b). Janssen will have the sole right to settle any such Infringement Claim, in Janssen’s sole discretion. Notwithstanding anything to the contrary herein, the Parties’ rights and obligations under this Section 6.8 will be subject to ARTICLE 9, if applicable.

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6.9 Recording of Agreement. If Janssen deems it necessary or desirable for any reason to register or record this Agreement with any patent office or other Governmental Authority anywhere in the Territory, Licensor will reasonably cooperate with Janssen to execute and deliver to Janssen any documents requested by Janssen to complete such registration or recordation, [***].

6.10 Trademarks. Janssen shall have the sole and exclusive right to, in its sole discretion, select (and conduct clearance searches for) the trademarks used to Commercialize the Licensed Products in the Territory, which may vary by country or within a country (the “Product Marks”). As between the Parties, Janssen shall own all rights in the Product Marks and shall register and maintain, in its sole discretion [***], the Product Marks in the countries and regions in the Territory that it determines to be appropriate. Janssen shall have the sole right, in its discretion and [***], to defend and enforce the Product Marks.

ARTICLE 7

CONFIDENTIALITY AND PUBLICITY

7.1 Non-Disclosure and Non-Use.

7.1.1 During the Term and for a period of [***] thereafter, the Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value (but no less than reasonable efforts); (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in Section 7.3 and Section 7.4; and (c) not use such Confidential Information for any purpose except (i) to exercise its rights and licenses and perform its obligations under this Agreement, (ii) for internal management and operations purposes or (iii) in the case of Janssen, in connection with the making of voting or investment decisions with respect to the shares of Licensor acquired by Janssen or its Affiliate (it being understood that this ARTICLE 7 does not create or imply any rights or licenses not expressly granted under this Agreement).

7.1.2 “Confidential Information” of a Party means all Know-How disclosed orally, visually, in writing or other form by or on behalf of such Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) pursuant to or in connection with this Agreement, whether prior to, on or after the Execution Date.

7.2 Exceptions. The obligations in Section 7.1 will not apply to the extent of any portion of the Confidential Information that the Receiving Party can show by competent written evidence:

(a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party or any of its Affiliates under this Agreement;

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(b) was known to the Receiving Party or any of its Affiliates, without any obligation to the Disclosing Party to keep it confidential or any restriction on its use, before disclosure by the Disclosing Party to the Receiving Party or any of its Affiliates;

(c) is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge after due inquiry, is not bound by a duty of confidentiality to the Disclosing Party or restriction on its use;

(d) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates in violation of this Agreement, generally known or available, either before or after it is disclosed to the Receiving Party or any of its Affiliates by the Disclosing Party; or

(e) is independently discovered or created by or on behalf of the Receiving Party or any of its Affiliates without the use of or reference to the Confidential Information of the Disclosing Party.

7.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, maintaining, enforcing or defending Patents as permitted by this Agreement;

(b) as reasonably required to generate regulatory documentation and file for and obtain regulatory licenses related to any Licensed Compound or Licensed Product;

(c) prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d) subject to Section 7.4, complying with applicable Law (including regulations promulgated by securities exchanges) or court or administrative orders;

(e) complying with any obligation under this Agreement;

(f) to its Affiliates, consultants, agents and advisors to the extent reasonably necessary for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7, provided that the Receiving Party will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(f);

(g) solely in the case of Janssen as the Receiving Party, to its Affiliates and existing or prospective (sub)licensees and subcontractors, to the extent reasonably necessary for Janssen to exercise its rights or fulfill its obligations under this Agreement, each of whom before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7, provided that Janssen will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(g);

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(h) solely in the case of Licensor as the Receiving Party, to its Affiliates and existing or prospective subcontractors, to the extent reasonably necessary for Licensor to (i) conduct the Phase 2 MS POC Trial, as applicable, (ii) exercise its rights under Section 5.4.2, or (iii) fulfill its obligations under this Agreement, in each case ((i) through (iii)), each of whom before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7, provided that Licensor will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(h); or

(i) solely in the case of Licensor as the Receiving Party, to a bona fide potential Acquirer in connection with bona fide due diligence, which potential Acquirer before disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this ARTICLE 7, provided that Licensor will remain responsible for any violation of such confidentiality provisions by any Person who receives Confidential Information pursuant to this Section 7.3(i).

If and whenever any Confidential Information is disclosed in accordance with this Section 7.3, such disclosure will not cause such information to cease to be Confidential Information for purposes of this Agreement, except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Before a Party makes a disclosure of the other Party’s Confidential Information pursuant to Section 7.3(c) or Section 7.3(d), it will, except where impracticable or not legally permitted, give [***] days’ advance notice (or, if [***] days’ notice is not possible under the circumstances, reasonable advance notice) to the other Party of such disclosure and will use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure (but no less than reasonable efforts).

7.4 Terms of Agreement. This Agreement and all of the terms of this Agreement will be treated as Confidential Information of each Party. In addition to the disclosures permitted under Section 7.3, either Party may disclose the terms of this Agreement and other information relating to this Agreement or the transactions contemplated by this Agreement to the extent required, in the reasonable opinion of such Party’s counsel, to comply with applicable Law or the rules and regulations promulgated by the United States Securities and Exchange Commission or the Nasdaq Stock Market or similar security regulatory authorities or stock market in other countries. Before a Party discloses this Agreement or any of its terms or other such information in accordance with this Section 7.4, such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure and will seek confidential treatment of portions of this Agreement or such terms or information as may be reasonably requested by the other Party in a timely manner. In addition, the Parties hereby consent to the disclosure of a copy of this Agreement to any tax authority by the other party (1) upon receipt of any legally enforceable information request by such tax authority, (2) in compliance with any legally enforceable filing requirement, or (3) in connection with a submitted transfer pricing analysis. In the event of such disclosure, the disclosing Party will make reasonable efforts to ensure that the information is maintained in confidence by the applicable tax authority, including marking any disclosed document as confidential.

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7.5 Publicity.

7.5.1 Initial Press Release. Licensor may, but is not obligated to, make a public announcement of the execution of this Agreement in the form attached as Exhibit 7.5.1 to this Agreement, which will be issued at a time to be mutually agreed by the Parties no later than [***] after the Effective Date.

7.5.2 Further Publicity. Except as permitted by Section 7.3, 7.4 or 7.5.1, neither Party will issue any press release or other public statement disclosing any information relating to this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Janssen may issue press releases or public statements regarding the Licensed Compounds or Licensed Products or the Exploitation thereof, without Licensor’s prior consent. Notwithstanding the foregoing, once information relating to this Agreement has been publicly disclosed as permitted under this Agreement, neither Party is required to obtain the other Party’s consent or provide notice of further public disclosure of such information, provided that such information remains accurate and not misleading in all material respects at the time of such further public disclosure.

7.6 Prior Non-Disclosure Agreement. As of the Execution Date, the terms of this ARTICLE 7 supersede that certain Non-Disclosure Agreement, dated November 30, 2021, by and between Licensor and Janssen Research & Development, LLC. Any information disclosed pursuant to such agreement that was deemed “Confidential Information” under such agreement is deemed to be Confidential Information under this Agreement.

7.7 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that may result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this ARTICLE 7. In addition to all other remedies, a Party is entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this ARTICLE 7.

7.8 Publications. As between the Parties, Janssen will have the sole right to make publications or public presentations of information regarding the Licensed Compounds or Licensed Products, including any plans for, clinical trial registry postings for, or results or data from Clinical Studies of the Licensed Compounds or Licensed Products. Notwithstanding the foregoing, nothing in this Section 7.8 shall restrict Licensor from submitting for disclosure or disclosing information necessary to conduct the Phase 2 MS POC Study in accordance with Section 3.4, including plans for, or clinical trial registry postings for the Phase 2 MS POC Study; provided that Licensor will provide to Janssen drafts of such information to be submitted or disclosed at least [***] in advance of the submission or disclosure of such information and modify such submissions or disclosures in accordance with Janssen’s reasonable requests.

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7.9 Business Acknowledgment. Each Party understands that the other Party or its Affiliates may presently have (or in the future may initiate) research, development, commercial or other programs similar to the subject matter of this Agreement or may receive information on the same or similar subject matter from Third Parties. Each Party acknowledges that, subject to compliance with this ARTICLE 7 and, in the case of Licensor, subject to the exclusive license grant to Janssen under Section 5.1.1, the other Party or its Affiliates may research, develop or commercialize products or services similar to the subject matter of this Agreement independently or in cooperation with Third Parties.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

8.1 Mutual Representations and Warranties. Each of Licensor and Janssen hereby represents and warrants to the other Party that, as of the Execution Date:

8.1.1 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

8.1.2 it has the full corporate right, power and authority to enter into this Agreement, to perform its respective obligations under this Agreement and to grant any rights granted to the other Party under this Agreement;

8.1.3 it has taken all requisite corporate or other action to authorize the execution and delivery of this Agreement, the performance of its respective obligations under this Agreement and the grant of any rights granted to the other Party under this Agreement;

8.1.4 except for any regulatory licenses, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Exploitation of the Licensed Compounds and Licensed Products, all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement (as contemplated as of the Execution Date) and the grant of any rights granted to the other Party under this Agreement have been obtained by such Party, except for those required under the HSR Act or that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Exploitation of the Licensed Compounds and Licensed Products;

8.1.5 the execution and delivery of this Agreement by such Party, the performance of its respective obligations under this Agreement and the grant of any rights granted to the other Party under this Agreement do not conflict with, violate, breach or constitute a default under (i) such Party’s organizational documents, (ii) any requirement of Laws applicable to such Party or (iii) any contractual obligations of such Party or any of its Affiliates existing as of the Execution Date, except, in each case ((i) through (iii)), for those that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Exploitation of the Licensed Compounds and Licensed Products; and

8.1.6 this Agreement has been duly executed and delivered by such Party, and is a legal and valid obligation binding upon such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law).

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8.2 Additional Representations and Warranties of Licensor. Licensor hereby represents and warrants to Janssen that, as of the Execution Date:

8.2.1 Licensor is the sole and exclusive owner of the Licensed Technology, free and clear of any liens, charges or encumbrances;

8.2.2 Licensor has all rights necessary to grant the licenses under the Licensed Technology that it grants to Janssen under this Agreement;

8.2.3 Licensor has not previously (i) licensed, assigned, transferred, or otherwise conveyed any right, title or interest in, to or under the Licensed Technology, or (ii) otherwise granted any rights under the Licensed Technology, in each case ((i) and (ii)), to any Third Party, in any way that would conflict with or limit the scope of the licenses and rights granted to Janssen under this Agreement;

8.2.4 the Patents listed in Schedule 1.58 include all Patents that Licensor or any of its Affiliates owns or Controls as of the Execution Date that Cover, claim or disclose (a) any Licensed Compound or Licensed Product or (b) any method of use, method of treatment or method of manufacture of any Licensed Compound or Licensed Product. Schedule 1.58 lists all Existing Licensed Patents;

8.2.5 to Licensor’s knowledge, the Existing Licensed Patents are subsisting and are, or, upon issuance, will be, valid and enforceable patents;

8.2.6 Licensor has (i) complied in all material respects with all applicable Laws, including all disclosure requirements and requirements to properly identify inventors, with respect to the Prosecution of the Existing Licensed Patents and (ii) timely paid all maintenance and annuity fees with respect to the Existing Licensed Patents;

8.2.7 Licensor has obtained assignments from the inventors of all inventorship rights relating to the Existing Licensed Patents, and all such assignments of inventorship rights are valid and enforceable;

8.2.8 to the knowledge of Licensor, there is no pending or threatened claim (i) asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Existing Licensed Patents, (ii) challenging Licensor’s Control of the Existing Licensed Patents or making any adverse claim of ownership of the Existing Licensed Patents, (iii) disputing the inventorship of any of the Existing Licensed Patents or (iv) otherwise relating to any Licensed Technology;

8.2.9 neither Licensor nor any of its Affiliates or their respective current or former employees has misappropriated any (i) Know-How that is necessary or useful for, or actually used by or on behalf of Licensor at any time prior to the Execution Date with respect to, the Exploitation of the Licensed Compounds or Licensed Products, or (ii) Licensed Know-How, in each case ((i) and (ii)), from any Third Party, and Licensor is not aware of any claim by a Third Party that any such misappropriation has occurred;

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8.2.10 Licensor and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of Licensed Know-How that constitutes trade secrets under applicable Law and has required all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Licensed Know-How;

8.2.11 to the knowledge of Licensor, the Exploitation of the Licensed Compounds and Licensed Products, and the use, practice or application of the Licensed Technology as contemplated under this Agreement, does not and will not (i) infringe any Patent of any Third Party existing as of the Execution Date (or, with respect to any pending patent application existing as of the Execution Date, would not infringe such patent if it were to issue without modification) or (ii) misappropriate the Know-How or other intellectual property of any Third Party. No Third Party has made any claim or threatened in writing to Licensor or its Affiliates to make any claim alleging either of the foregoing ((i) or (ii));

8.2.12 to Licensor’s knowledge, no Third Party is infringing or threatening to infringe, or misappropriating or threatening to misappropriate, any of the Licensed Technology;

8.2.13 Licensor has prepared, maintained and retained all Regulatory Documentation for the Licensed Products pursuant to and in accordance in all material respects with all applicable Law, including, as applicable, GLP, and Licensor has not, to its knowledge, made any false and misleading statements in connection with submitting or obtaining such Regulatory Documentation;

8.2.14 Licensor has conducted, and has used reasonable efforts to cause its contractors and consultants to conduct, the Exploitation of the Licensed Compounds and Licensed Products in accordance in all material respects with applicable Law, professional scientific standards, accepted ethical standards, including, as applicable, GCP, GMP and GLP, and applicable experimental protocols, procedures and controls;

8.2.15 no adverse event involving human subjects has occurred in connection with any study, test, pre-clinical trial or Clinical Study of a Licensed Compound or Licensed Product;

8.2.16 all personal data and biological specimens collected from or disclosed by human subjects in Clinical Studies of the Licensed Products has been collected, used, processed and disclosed in compliance with applicable Law, and Licensor has secured all patient consents reasonably required to disclose such personal data and biological specimens to Janssen in accordance with this Agreement;

8.2.17 there is no claim, action, suit, arbitration, inquiry, audit or investigation by or before any Governmental Authority pending or, to the knowledge of Licensor, threatened against Licensor or its Affiliates, or involving any of the Licensed Compounds or Licensed Products. There is no award, stay, writ, judgement, injunction, decree or similar order of any Governmental Authority outstanding or, to Licensor’s knowledge, pending, with respect to Licensor or its Affiliates, or involving any of the Licensed Compounds or Licensed Products;

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8.2.18 neither Licensor nor any of its Affiliates is or has been a party to any agreement with a Governmental Authority pursuant to which such Governmental Authority provided or may provide funding for the Development of any Licensed Compound or Licensed Product. None of the Licensed Patents or Licensed Know-How are or include any invention that was conceived or first actually reduced to practice in the performance of work under a funding agreement between Licensor and the U.S. government or any other Governmental Authority;

8.2.19 Schedule 1.29 sets forth a true and complete list of all agreements whereby Licensor or any of its Affiliates has in-licensed any Licensed Technology or any other rights that are relevant to the Licensed Compounds or Licensed Products;

8.2.20 neither Licensor nor any of its Affiliates is party to any agreement with a Third Party in effect on the Execution Date pursuant to which Licensor (or its respective Affiliates) is obligated to pay any amount to such Third Party with respect to the Exploitation of Licensed Compounds or Licensed Products;

8.2.21 Licensor has provided to Janssen, prior to the Execution Date, true, complete and correct copies of all material agreements related to the Licensed Compounds or the Licensed Products;

8.2.22 Exhibits 1.56(a) and 1.56(b) collectively set forth all small molecules that have been demonstrated by or on behalf of Licensor to be M1 mAChR Antagonists prior to the Execution Date; and

8.2.23 Licensor has made available to Janssen all material information in Licensor’s or its Affiliate’s control relating to the Licensed Compounds or Licensed Products, including complete and correct copies of the following, if any: (a) adverse event reports; (b) clinical study reports and material study data; and (c) Regulatory Authority inspection reports, notices of adverse findings, warning letters, regulatory filings and other material correspondence with Regulatory Authorities.

8.3 Internal Janssen Program. The Parties acknowledge that Janssen currently has an [***]. Janssen hereby represents and warrants to Licensor that, as of the Execution Date, no product candidate under such program has been used or is being used in any Clinical Study. On [***] basis at the time of Janssen’s [***], Janssen will provide [***].

8.4 No Debarment or Exclusion. Each Party represents and warrants that, as of the Execution Date, neither it nor any of its Affiliates, nor any of their officers, employees or agents has been debarred or is subject to debarment as authorized by Section 306 of the United States Federal Food, Drug, and Cosmetic Act or has been excluded or is subject to exclusion from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7. Neither Party nor any of its Affiliates will use in any capacity, in connection with activities under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, who is the subject of a conviction described in such section, who has been excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7 or who has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7.

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Each Party agrees to inform the other Party in writing promptly if (a) it, any of its officers, employees or agents, or any Person who is performing activities under this Agreement is debarred, is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act, is excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7 or is convicted of any crime for which such Person could be excluded from participation in Government Health Care Programs under 42 U.S.C. § 1320a-7, or (b) any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment, exclusion or conviction of such Party or any Person used in any capacity by such Party or any of its Affiliates in connection with activities under this Agreement.

8.5 Covenants of Licensor.

8.5.1 No Conflicting Grants. Licensor and its Affiliates will not (i) license, assign, transfer, or otherwise convey any right, title or interest in, to or under the Licensed Technology, or (ii) otherwise grant any rights under the Licensed Technology, in each case ((i) and (ii)), to any Third Party, in any way that would conflict with the licenses and rights granted to Janssen under this Agreement. For clarity, this Section 8.5.1 shall not be deemed to prevent a Change of Control.

8.5.2 Control of Licensed Technology. Licensor and its Affiliates will not enter into any arrangement with any Affiliate or Third Party, including any amendment to any In-License, that would cause Licensor to cease Controlling, or that would limit Licensor’s Control of, any Patents or Know-How that, if Controlled, would constitute Licensed Technology, in each case, in any way that would conflict with the licenses and rights granted to Janssen under this Agreement. For clarity, this Section 8.5.2 shall not be deemed to prevent a Change of Control.

8.5.3 In-Licenses.

(a) During the Term, Licensor will maintain in full force and effect the In- Licenses and perform its obligations under the In-Licenses.

(b) Without the prior written consent of Janssen, Licensor will not (i) terminate any In-License or (ii) enter into any amendment to any In-License that, in the case of this clause (ii), would adversely affect Janssen or otherwise limit, restrict, impact or otherwise impair Janssen’s rights, or impose additional obligations on Janssen.

(c) Licensor will not commit any acts or make any omissions that would constitute a material breach of or give rise to a termination right of another party under any In- License, provided that, upon becoming aware of any such material breach occurring and prior to any such termination right being triggered with respect to any In-License, Licensor will promptly provide notice thereof to Janssen, and Janssen will have the right, but not the obligation, to perform any such acts or remedy any such omissions on behalf of Licensor, and to offset any costs and expenses incurred with respect thereto against amounts payable to Licensor under this Agreement.

8.5.4 Clinical Data.

(a) Licensor will ensure that all data transferred to Janssen or its Affiliates in connection with this Agreement with respect to a Clinical Study will be undertaken in a manner that is in compliance with all applicable Law, regulatory guidance, relevant agreements with Third Parties and patient consent forms.

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(b) Licensor’s collection, generation, processing and storage of all data, results and reports of the work carried out in the course of performing activities under this Agreement with respect to a Clinical Study, will be in accordance with Schedule 8.5.4(b).

8.5.5 Health Care Compliance.

(a) “Health Care Laws” means Laws relating to Government Health Care Programs, Private Health Care Plans, privacy and confidentiality of patient health information and human biological materials, including, in the U.S., federal and state Laws pertaining to the federal Medicare and Medicaid programs (including the Medicaid rebate program); federal Laws pertaining to the Federal Employees Health Benefit Program, the TRICARE program and other Government Health Care Programs; federal and state Laws applicable to health care fraud and abuse, kickbacks, physician self-referral and false claims (including 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn and the federal Civil False Claims Act, 31 U.S.C. § 3729 et. seq.); the Health Insurance Portability and Accountability Act of 1996; and 45 C.F.R. Part 46, as well as similar Laws in any jurisdiction in the Territory, each as in effect and as amended from time to time.

(b) Licensor is in compliance and will continue to comply with all applicable Health Care Laws. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

8.6 Compliance with Anti-Corruption Laws.

8.6.1 Notwithstanding anything to the contrary in this Agreement, each Party hereby agrees that:

(a) it will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties to this Agreement;

(b) it will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to either Party and/or its business in a manner that would violate Anti-Corruption Laws;

(c) Licensor will designate an individual within its organization to receive training from Janssen on Anti-Corruption Laws as well as applicable rules on interactions with health care professionals, as mutually agreed to by the Parties. Such designated individual will then provide such training on Anti-Corruption Laws, using applicable training materials to be provided by Janssen, on at least [***] to all persons employed by Licensor who perform any

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activities under this Agreement and interact with government officials or health care professionals in the normal course of their responsibilities. Upon the Parties’ mutual agreement, such training may also be provided directly by Janssen to such employees of Licensor. Licensor and Janssen will each use reasonable efforts to provide such training or training materials to any contractors or subcontractors of such Party engaged to perform activities under this Agreement where such contracted or subcontracted activities include responsibility for, directly or indirectly, interacting with Public Officials. Licensor may fulfill its obligation under the preceding sentence by requesting appropriate materials from Janssen and forwarding such materials, if any, received from Janssen to the applicable contractor or subcontractor. If Licensor is not able to obtain a contractor or subcontractor’s agreement to receive such training or materials, Licensor will use reasonable efforts to facilitate an introduction of Janssen to such contractor or subcontractor and not object to reasonable efforts of Janssen to provide such training or materials to the applicable contractor or subcontractor. Any training and materials provided by Janssen does not relieve Licensor of any obligations it has independent of this Agreement and Licensor will not rely on Janssen’s training and materials for any such obligations;

(d) it will, on [***] upon request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of this Agreement, or will provide details of any exception to the foregoing; and

(e) it will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 8.6.1, and upon request of the other Party, up to [***] and upon reasonable advance notice, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 8.6.1. Acceptance of a proposed Third Party auditor may not be unreasonably withheld by either Party. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

8.6.2 Licensor hereby represents and warrants to Janssen that, to its knowledge as of the Execution Date, neither Licensor nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Licensor or any of its subsidiaries or any of their Affiliates:

(a) has taken any action in violation of any applicable Anti-Corruption Law; or

(b) has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 8.6.4 below), for the purposes of:

(i) influencing any act or decision of any Public Official in his official capacity;

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(ii) inducing such Public Official to do or omit to do any act in violation of his lawful duty;

(iii) securing any improper advantage; or

(iv) inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

8.6.3 Licensor hereby represents and warrants to Janssen that, as of the Execution Date, none of the officers, directors, employees of Licensor or of any of its subsidiaries acting on behalf of Licensor or any of its subsidiaries, in each case that are employed or reside outside the United States, are themselves Public Officials.

8.6.4 For purposes of this Section 8.6, “Public Official” means:

(a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division;

(b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility;

(c) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and

(d) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

8.7 Specified Materials.

8.7.1 Definitions.

(a) “Specified Phase 1 Materials” means any Licensed Product drug product and placebo tablets Manufactured by the Prior Provider on or before the Execution Date for use in Phase 1 Clinical Studies of the Licensed Product, as further described in that certain Statement of Certification Regarding [***] Memo executed by Licensor and provided to Janssen on the Execution Date (the “Certificate”).

(b) “Specified Additional Materials” means any Licensed Product drug product and placebo tablets Manufactured by the Prior Provider, other than the Specified Phase 1 Materials.

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8.7.2 Representations and Warranties. Licensor hereby represents and warrants to Janssen, as of the Execution Date, that (a) to the best of Licensor’s knowledge following reasonable inquiry by Licensor’s personnel responsible for supply chain and quality matters, all information contained in the Certificate, including all information regarding the Specified Phase 1 Materials, is true, complete and correct in all respects and (b) none of the Specified Additional Materials has been used in any Clinical Study or otherwise dosed to any person.

8.7.3 Covenants. Licensor hereby covenants that: (a) it shall retain the Specified Additional Materials in its possession or control unless and until otherwise directed by Janssen; (b) it shall not use or permit to be used any of the Specified Additional Materials for any purpose except for non-clinical uses approved in advance in writing by Janssen; (c) it shall not use or permit to be used any Licensed Product drug product in the Phase 2 MS POC Study except the Licensed Product drug product supplied to Licensor by Janssen pursuant to Section 2.2.3(b)(iv); and (d) upon Janssen’s written request, Licensor will deliver to Janssen or its designee, or destroy, at Janssen’s election, all remaining Specified Additional Materials.

8.8 No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT WITH RESPECT TO THE LICENSED COMPOUNDS AND LICENSED PRODUCTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF THE LICENSED COMPOUNDS AND LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR MILESTONE OR ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE LICENSED PRODUCTS WILL BE ACHIEVED.

ARTICLE 9

INDEMNIFICATION; INSURANCE

9.1 Indemnification by Janssen. Janssen will indemnify, defend and hold harmless Licensor and its Affiliates, their respective officers, directors, employees and agents, and their respective successors, heirs and assigns and representatives (the “Licensor Indemnitees”), from and against any and all claims, damages, losses, suits, proceedings, liabilities or judgments, and costs incurred in connection therewith (including reasonable legal expenses, reasonable costs of litigation and reasonable attorney’s fees), whether for money or equitable relief, of any kind brought by a Third Party or Governmental Authority (collectively, “Losses”), to the extent arising out of or relating to:

(a) the gross negligence, intentional misconduct of or violation of Law by Janssen, its Affiliates, or its sublicensees and its or their respective directors, officers, employees or agents;

(b) any breach of, or inaccuracy in, any representation or warranty made by Janssen in this Agreement, or any breach or violation of any covenant or agreement of Janssen in or pursuant to this Agreement; or

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(c) the Exploitation of any Licensed Compound or Licensed Product by or for Janssen or any of its Affiliates, sublicensees, agents or contractors during the Term;

except, in each case, to the extent such Losses are caused by and attributable to the negligence of Licensor or any of the other Licensor Indemnitees or to the extent otherwise attributable to any of clause (a), (b) or (c) of Section 9.2.

9.2 Indemnification by Licensor. Licensor will indemnify, defend and hold harmless Janssen and its Affiliates and sublicensees, their respective officers, directors, employees and agents, and their respective successors, heirs and assigns and representatives (the “Janssen Indemnitees”), from and against any and all Losses, to the extent arising out of or relating to:

(a) the gross negligence, intentional misconduct of or violation of Law by Licensor, its Affiliates, or its sublicensees and its or their respective directors, officers, employees and agents;

(b) any breach of, or inaccuracy in, any representation or warranty made by Licensor in this Agreement, or any breach or violation of any covenant or agreement of Licensor in or pursuant to this Agreement; or

(c) the Exploitation of any Licensed Compound or Licensed Product by or for Licensor or any of its Affiliates, licensees (but excluding, during the Term, Exploitation by Janssen or any of its Affiliates, sublicensees, or agents or contractors acting on Janssen’s or any of its Affiliates’ or sublicensees’ behalf), agents or contractors (including prior to the Execution Date or following any termination of this Agreement);

except, in each case, to the extent such Losses are caused by and attributable to the negligence of Janssen or any of the other Janssen Indemnitees or to the extent otherwise attributable to any of clause (a), (b) or (c) of Section 9.1.

9.3 Indemnification Procedures.

9.3.1 Indemnification Claims. A claim to which indemnification applies under Section 9.1 or Section 9.2 will be referred to as an “Indemnification Claim”.

9.3.2 Notice. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this ARTICLE 9, the Indemnitee will notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim; provided, however, that failure of the Indemnitee to give such notice will not relieve the Indemnitor of its indemnification obligation under this ARTICLE 9, except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice. Each claim notice will describe in reasonable detail the basis for such claim (the “Claim Basis”) and specify the amount or the estimated amount of Losses actually incurred or paid or estimated to be incurred or paid by the Indemnitee as a result of the Claim Basis, to the extent ascertainable.

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9.3.3 Defense of Indemnification Claims. By delivering notice to the Indemnitee within [***] days after delivery of notice described in Section 9.3.2, the Indemnitor may assume and control, with the sole power to direct, the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee. If the Indemnitor does not assume control of the defense of the Indemnification Claim as described in this Section 9.3.3, the Indemnitee will control such defense at Indemnitor’s expense (subject to Section 9.1 and Section 9.2). The Party not controlling such defense may participate therein at its own expense. The Party controlling the defense of an Indemnification Claim will keep the other Party advised of the status of such Indemnification Claim and the defense thereof and will reasonably consider recommendations made by the other Party with respect thereto. The other Party will cooperate fully with the Party controlling such defense and will make available all pertinent information under its control, which information will be subject to ARTICLE 7, and cause its employees to be available in a deposition, hearing or trial.

9.3.4 Resolution of Indemnification Claims. Neither the Indemnitor nor the Indemnitee will admit fault on behalf of the other Party without the written consent of such other Party. The Indemnitee will not settle or compromise an Indemnification Claim without the prior written consent of the Indemnitor. The Indemnitor will not settle or compromise an Indemnification Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto or that imposes any liability or obligation on the Indemnitee for which the Indemnitee is not indemnified under this Agreement, without the prior written consent of the Indemnitee.

9.4 Insurance. Each Party will acquire and maintain, at its own expense, insurance or self- insurance, as reasonably necessary to cover its own product liability and its obligations under this Agreement. Within [***] days after written request from the other Party, each Party will furnish to such other Party a certificate of insurance evidencing such coverage.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. Unless terminated earlier in accordance with this ARTICLE 10, the term of this Agreement will begin on the Execution Date and end, on a Licensed Product-by-Licensed Product and country-by-country basis, on the expiration of the Royalty Term for such Licensed Product in such country (the “Term”). The following provisions will become effective on the Execution Date: ARTICLE 1 (Definitions); Sections 2.2.1(a) (Existing API Inventory), 2.2.1(c) (Existing Drug Product Inventory) and 2.6 (No Assumption of Liabilities); ARTICLE 7 (Confidentiality and Publicity); ARTICLE 8 (Representations and Warranties; Certain Covenants); Sections 10.1 (Term), 10.2 (Termination for Material Breach), 10.4 (Provisions for Insolvency), 10.5.1(b), 10.5.5 (Non-Exclusive Remedy) and 10.5.6 (Survival) (with respect to any Execution Date Terms); ARTICLE 11 (HSR Compliance); ARTICLE 12 (Dispute Resolution); and ARTICLE 13 (Miscellaneous) (the “Execution Date Terms”). All other provisions of this Agreement will not become effective until the Effective Date. Upon the request of either Party, the Parties will memorialize the Effective Date, as defined in Section 1.25, in a written document for the Parties’ records.

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10.2 Termination for Material Breach. If a Party (the “Breaching Party”) materially breaches this Agreement, and such breach is not cured in accordance with this Section 10.2, the other Party (the “Non-breaching Party”) may terminate this Agreement in its entirety in accordance with this Section 10.2.

10.2.1 Breach Notice. The Non-breaching Party will provide a written notice to the other Party that (a) describes the alleged material breach in sufficient detail to put the Breaching Party on notice and (b) clearly states the Non-breaching Party’s intent to terminate this Agreement if the alleged material breach is not cured within the Cure Period (a “Breach Notice”).

10.2.2 Cure Period. Subject to Section 10.2.4, the Breaching Party will have [***] days after the date the Breach Notice is given (or [***] days after the date the Breach Notice is given, if the Breach Notice alleges a breach of a payment obligation under ARTICLE 4) to cure the alleged material breach (the “Cure Period”). If the material breach alleged in the Breach Notice is (a) not a breach of a payment obligation and (b) curable, but not reasonably curable within [***] days, the Breaching Party may seek an extension of the Cure Period if the Breaching Party provides a written plan for curing the breach to the Non-breaching Party; provided that no such extension will exceed [***] days without the consent of the Non-breaching Party. In such case, the Breaching Party will use Diligent Efforts to cure such breach in accordance with such written plan during the applicable Cure Period.

10.2.3 Expiration of Cure Period. If the alleged material breach is cured prior to the expiration of the Cure Period, this Agreement will remain in full force and effect after expiration of the Cure Period. If the alleged material breach is not cured prior to the expiration of the Cure Period, this Agreement will terminate in its entirety upon written notice from the Non-breaching Party to the Breaching Party, which notice must be provided within [***] days following expiration of the Cure Period. Any dispute regarding whether the Breaching Party has cured the alleged material breach during the Cure Period will be resolved in accordance with ARTICLE 12. The Agreement will remain in full force and effect and the Parties will continue to perform all of their respective obligations under this Agreement during the pendency of such dispute resolution procedures until the date that the dispute is finally resolved in accordance with ARTICLE 12.

10.2.4 Tolling of Cure Period. If the Breaching Party disputes in good faith the existence or materiality of a breach specified in the Breach Notice provided by the Non-breaching Party, and the Breaching Party provides written notice of such dispute to the Non-breaching Party during the Cure Period, then the Cure Period will be tolled until the date that the dispute is finally resolved in accordance with ARTICLE 12. During the pendency of such dispute, this Agreement will remain in full force and effect and the Parties will continue to perform all of their respective obligations under this Agreement. If it is finally determined in accordance with ARTICLE 12 that the Breaching Party has materially breached this Agreement, the Cure Period will be deemed to continue on the date of such determination (i.e., the remaining portion of the Cure Period as of the date the Cure Period was tolled will be deemed to commence on such date). If it is finally determined in accordance with ARTICLE 12 that the Breaching Party has not materially breached this Agreement, then the applicable Breach Notice will be null and void as of the date of such determination and this Agreement will remain in full force and effect.

10.3 Termination by Janssen Without Cause. Janssen may, upon [***] days’ prior written notice to Licensor, terminate this Agreement in its entirety without cause.

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10.4 Provisions for Insolvency.

10.4.1 Right to Terminate for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such other Party consents to the involuntary bankruptcy or such petition is not dismissed within [***] days after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors (each, an “Insolvency Event”).

10.4.2 Section 365(n) of the Bankruptcy Code. All rights and licenses now or hereafter granted by Licensor to Janssen under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Janssen pursuant to ARTICLE 5, are, for all purposes of Section 365(n) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Licensor, Licensor agrees that Janssen, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Without limiting the generality of the foregoing, Licensor and Janssen intend and agree that any sale of Licensor’s assets under Section 363 of the Bankruptcy Code will be subject to Janssen’s rights under Section 365(n), that Janssen cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Janssen’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Janssen. Further, each Party agrees and acknowledges that all payments by Janssen to Licensor under this Agreement, other than Sales Milestone Payments under Section 4.3 and royalty payments under Section 4.4, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property under this Agreement. Licensor will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. Licensor and Janssen acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, product samples and inventory, research studies and data, INDs/CTAs, Drug Approval Applications, Regulatory Documentation and Marketing Approvals. If (i) a case under the Bankruptcy Code is commenced by or against Licensor, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) Janssen elects to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code, Licensor (in any capacity, including debtor- in-possession) and its successors and assigns (including a trustee) will:

(a) provide to Janssen all such intellectual property (including all embodiments thereof) held by Licensor and such successors and assigns, or otherwise available to them, immediately upon Janssen’s written request. Whenever Licensor or any of its successors or assigns provides to Janssen any of the intellectual property licensed under this Agreement (or any embodiment thereof) pursuant to this Section 10.4.2, Janssen will have the right to perform Licensor’s obligations under this Agreement with respect to such intellectual property, but neither such provision nor such performance by Janssen will release Licensor from liability resulting from rejection of the license or the failure to perform such obligations; and

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(b) not interfere with Janssen’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.

10.4.3 Other Rights. All rights, powers and remedies of Janssen provided in this Agreement are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Licensor. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n):

(a) the right of access to any intellectual property (including all embodiments thereof) of Licensor, or any Third Party with whom Licensor contracts to perform an obligation of Licensor under this Agreement, and, in the case of the Third Party, which is necessary for the manufacture, use, sale, import or export of Licensed Compounds or Licensed Products; and

(b) the right to contract directly with any Third Party to complete the contracted work.

10.5 Effects of Termination or Expiration.

10.5.1 Effects of Termination. In the event of termination (but not expiration) of this Agreement for any reason, then the provisions of this Section 10.5.1 will apply on and after the effective date of termination of this Agreement (the “Termination Effective Date”).

(a) All licenses and other rights granted to either Party pursuant to this Agreement will terminate, except (i) those expressly stated to survive termination of this Agreement or (ii) to the extent necessary to enable either Party to perform any of its obligations that survive termination.

(b) Each Party will use Diligent Efforts to return or destroy, at the Disclosing Party’s election, all Confidential Information of the other Party (provided, however, that the Receiving Party may keep one copy of such Confidential Information subject to an ongoing obligation of confidentiality for archival purposes only), except for any Confidential Information that the Receiving Party has a right to use after the Termination Effective Date. The obligation to return or destroy Confidential Information does not extend to automatically generated computer back-up or archival copies generated in the ordinary course of information system’s procedures. Any copies of the Confidential Information of the Disclosing Party that is retained by the Receiving Party after the Termination Effective Date will remain subject to the provisions of ARTICLE 7.

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(c) Subject to Section 10.5.2, Janssen will wind down any Development, Manufacturing and Commercialization activities with respect to the Licensed Products as quickly as reasonably practicable, subject to compliance with applicable Law and ethical requirements. After the date of notice of termination (the “Termination Notice Date”), Janssen will have no obligation to initiate any Clinical Study or to commence any other new Development activities for the Licensed Products.

10.5.2 Right of Reversion.

(a) Definitions.

(i) “Applied Janssen Know-How” means any Know-How Controlled by Janssen as of the Termination Notice Date that is incorporated into the applicable Reverted Product, or is actually being used by Janssen to Exploit such Reverted Product, on the Termination Notice Date.

(ii) “Applied Janssen Patents” means any Patents Controlled by Janssen as of the Termination Notice Date that Cover the applicable Reverted Product or use thereof.

(iii) “Applied Janssen Technology” means the Applied Janssen Know- How and Applied Janssen Patents.

(iv) “Reversion-Eligible Product” means: (x) any Licensed Product that existed on the Execution Date, in the form that such Licensed Product existed on the Execution Date; and (y) any Licensed Product (other than a Combination Product) that is in a Phase 2 Study or later stage of active clinical Development or is being Commercialized by Janssen on the Termination Notice Date, in the form that such Licensed Product exists on the Termination Notice Date.

(v) “Reversion Royalty Rate” for a Reverted Product means: (x) [***]%, if a Phase 2 Study of such Reverted Product (other than the Phase 2 MS POC Study) had commenced before the Termination Effective Date, but no Phase 3 Study had commenced and no Drug Approval Application had been filed before the Termination Effective Date; (y) [***]%, if a Phase 3 Study of such Reverted Product had commenced before the Termination Effective Date, but no Drug Approval Application had been filed before the Termination Effective Date; or (z) [***]%, if a Drug Approval Application for such Reverted Product had been filed before the Termination Effective Date.

(b) Reversion Election. If Janssen terminates this Agreement under Section 10.3, or if Licensor terminates this Agreement under Section 10.2 or 10.4, Licensor may elect to continue Exploiting Reversion-Eligible Product(s) by giving written notice to Janssen within [***] days after the Termination Notice Date. The notice will indicate the Reversion-Eligible Products for which Licensor is exercising its election. Janssen shall, within [***] Business Days of Licensor’s request, provide Licensor with a listing and brief identifying description of each Reversion- Eligible Product to enable Licensor to make its selection. If Licensor delivers a timely notice, the following provisions of this Section 10.5.2 will apply on and after the Termination Effective Date to each Reversion-Eligible Product indicated in such notice (each, a “Reverted Product”).

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(c) Post-Termination License to Licensor. For each Reverted Product, Janssen hereby grants to Licensor effective as of the Termination Effective Date, a non-exclusive, worldwide, royalty-bearing, perpetual license, with a right to sublicense through multiple tiers, under the Applied Janssen Technology with respect to such Reverted Product, to Exploit such Reverted Product in the Field in the Territory. If any Applied Janssen Technology was in-licensed or acquired from a Third Party and is subject to payment or other obligations to such Third Party, Janssen will disclose such obligations to Licensor in writing, to the extent permitted by such agreements, promptly after the Termination Notice Date. Such Applied Janssen Technology will be subject to the license granted under this Section 10.5.2(c) only if and to the extent that: (i) before the Termination Effective Date, Licensor notifies Janssen in writing that it desires to take a license to such Applied Janssen Technology; (ii) Licensor agrees in writing to be bound by any obligations, and to pay or reimburse any amounts that become due, to the applicable Third Party in connection with the grant to Licensor of or Licensor’s exercise of the (sub)license to the Applied Janssen Technology; and (iii) if applicable, the Third Party consents to the (sub)licensing of the Applied Janssen Technology to Licensor under this Section 10.5.2(c). If there is more than one Reverted Product, the license granted under the Applied Janssen Technology for a particular Reverted Product applies only to that Reverted Product (i.e., the Applied Janssen Technology with respect to a particular Reverted Product is not licensed for use with any other Reverted Product).

(d) Reversion Royalties. Licensor will pay to Janssen royalties on Net Sales of each Reverted Product at the applicable Reversion Royalty Rate (where references to “Janssen” in the definition of Net Sales will be replaced with “Licensor”). Such royalties will be paid in accordance with the terms set forth in Section 4.4 and Section 4.5, applied mutatis mutandis with respect to Net Sales of Licensed Products by Licensor, provided that (i) the definition of Royalty Term in Section 4.4.2 will remain the same and (ii) the provisions of Section 4.4.3 will not apply.

(e) Regulatory Filings. Janssen, on behalf of itself and its Affiliates, will and, effective as of the Termination Effective Date, hereby does assign to Licensor all of Janssen’s and its Affiliates’ right, title and interest in, to and under all regulatory documentation and filings and regulatory approvals (including all INDs/CTAs and Drug Approval Applications and approvals thereof) for the Reverted Products (excluding any portion thereof pertaining to any product that is not a Reverted Product) (“Regulatory Documentation and Filings”) that are owned, controlled or otherwise held by Janssen or any of its Affiliates on the Termination Effective Date. Janssen will deliver to Licensor full and complete copies of such Regulatory Documentation and Filings. If applicable Law prevents or delays the transfer of ownership of any such Regulatory Documentation and Filings to Licensor, Janssen will grant to Licensor an exclusive and irrevocable right of access and reference to such Regulatory Documentation and Filings, and will cooperate with Licensor to make the benefits of such Regulatory Documentation and Filings available to Licensor or its designee(s).

(f) Know-How (Non-Manufacturing). Janssen will deliver to Licensor embodiments or copies of all Applied Janssen Know-How necessary to Exploit the Reverted Products, including any embodiments or copies of Licensed Know-How delivered to Janssen under Section 2.1.2 that relate to the Reverted Products, except that Applied Janssen Know-How relating to the Manufacture of the Reverted Products will be transferred in accordance with Section 10.5.2(h).

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(g) Inventory. Janssen, on behalf of itself and its Affiliates, will and, effective as of the Termination Effective Date, hereby does assign to Licensor all of Janssen’s and its Affiliates’ right, title and interest in, to and under all inventory of the Reverted Products in the possession or control of Janssen or any of its Affiliates on the Termination Effective Date (or, if applicable, the date on which Janssen’s obligation to Manufacture and supply the Reverted Products to Licensor terminates under Section 10.5.2(k)). Upon Licensor’s request, Janssen will promptly deliver to Licensor Janssen’s inventory of Reverted Products and Licensed Compounds with respect thereto, at Licensor’s sole cost and expense.

(h) Manufacturing Technology Transfer. Subject to Section 10.5.2(q), Janssen will conduct a technology transfer to Licensor (or its designee) of the Manufacturing processes for the Reverted Products used by Janssen (or its Affiliates or Third Party manufacturers), to the extent necessary to enable Licensor (or its designee) to Manufacture the Reverted Products at the facility(ies) designated by Licensor. Subject to Section 10.5.2(q), as part of the technology transfer, Janssen will, and will cause its Affiliates and Third Party manufacturers to deliver to Licensor (or its designee) embodiments or copies of all Applied Janssen Know-How used in or otherwise necessary for the Manufacture of the Reverted Products, including all materials (such as critical reagents and reference standards), documents, data and information used in or necessary to Manufacture the Reverted Products and supportive Regulatory Documentation.

(i) Clinical Studies. If, on the date of notice of termination, any Clinical Study of a Reverted Product is ongoing (i.e., first patient has been dosed), then Licensor will notify Janssen in writing within [***] days after the date of notice of termination whether Licensor elects to have Janssen either:

(i) wind down such Clinical Study as soon as practicable, subject to compliance with ethical and legal requirements; or

(ii) transfer responsibility for and control of such Clinical Study to Licensor as soon as practicable. Janssen will use Diligent Efforts to effect such transfer, and Licensor will use Diligent Efforts to assume responsibility for and control, of such Clinical Study as promptly as practicable after the effective date of termination and, in any event, within [***] following the effective date of termination.

Until the effective date of termination, the costs of such Clinical Study will be borne by Janssen (unless Licensor has exercised its Co-Funding Option and the provisions of Section 4.8 have not been terminated in accordance with Section 4.8.2(b)(v) or Section 4.8.3, in which case they shall be shared by the Parties as Shared Development Costs). After the effective date of termination: (x) costs incurred in the winding down of such Clinical Study in accordance with clause (a) above will be borne by Janssen (unless Licensor has exercised its Co-Funding Option and the provisions of Section 4.8 have not been terminated in accordance with Section 4.8.2(b)(v) or Section 4.8.3, in which case they shall be shared by the Parties as Shared Development Costs); and (y) costs incurred to conduct any Clinical Study that Licensor elects to have transferred to Licensor in accordance with clause (b) above will be borne solely by Licensor. If Licensor fails to notify Janssen which option ((a) or (b)) it chooses within the [***]-day time period, then Licensor will be deemed to have elected to have Janssen wind down the Clinical Study.

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(j) Global Safety Database. Upon request from Licensor, Janssen will deliver to Licensor all safety data contained in the global safety database for the Reverted Product and transfer control of and responsibility for maintaining the global safety database for the Reverted Product to Licensor.

(k) Post-Termination Activities.

(i) Janssen will, at Licensor’s election, wind down, complete or transfer to Licensor any Research or Development activity relating to the Reverted Products that is ongoing on the Termination Effective Date. If Licensor fails to make an election prior to the Termination Effective Date, then Licensor will be deemed to have elected to have Janssen wind down the applicable activity. Janssen will bear any costs incurred in winding down any such activity (unless Licensor has exercised its Co-Funding Option and the provisions of Section 4.8 have not been terminated in accordance with Section 4.8.2(b)(v) or Section 4.8.3, in which case they shall be shared by the Parties as Shared Development Costs to the extent applicable). Licensor will reimburse Janssen for any costs incurred after the Termination Effective Date to complete or transfer any activity.

(ii) At Licensor’s request, while Manufacturing activities are transitioned to Licensor in accordance with Section 10.5.2(h), Janssen will supply Licensor with the Reverted Products at a price equivalent to Janssen’s Cost of Goods plus [***]% of such Cost of Goods, provided that Janssen will not be obligated to continue to supply the Reverted Products for more than [***] months after the Termination Effective Date.

(iii) If the First Commercial Sale of a Reverted Product has occurred in a country before the Termination Effective Date, then, if requested by Licensor, Janssen will continue to Commercialize such Reverted Product in such country in accordance with the terms and conditions of this Agreement, for a period requested by Licensor not to exceed [***] months from the Termination Effective Date. Janssen will be entitled to receive and retain all amounts invoiced on sales of Reverted Product during such period, subject to payment of royalties pursuant to Section 4.4.

(l) Assignment of Third Party Agreements. Janssen, on behalf of itself and its Affiliates, will and, effective as of the Termination Effective Date, hereby does, subject to any required Third Party consents, assign to Licensor all of Janssen’s and its Affiliates’ right, title and interest in, to and under any Third Party agreements solely relating to the Reverted Products, where such assignment is permitted without charge to Janssen or its Affiliates (or Licensor agrees to bear any such charge) and where Licensor shall assume all future payments due under any agreement assigned pursuant to this paragraph.

(m) Reversion Plan. As promptly as practicable after the Termination Notice Date, the Parties will mutually agree upon a plan for the assignments, transfers and activities described in this Section 10.5.2 (the “Reversion Plan”). The Parties will conduct the activities set forth in the Reversion Plan and will use Diligent Efforts to conduct such activities in accordance with the timelines set forth in the Reversion Plan (which will be consistent with the timelines set forth in this Section 10.5.2). Except as otherwise provided in this Section 10.5.2, each Party will bear its own costs of performing its obligations under this Section 10.5.2 and the Reversion Plan.

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(n) Product Marks. At Licensor’s request, Janssen will assign to Licensor, all worldwide rights in and to any and all Product Marks used to Commercialize each Reverted Product (but excluding any corporate names and logos of Janssen), including all trademark applications and registrations therefor. [***] related to the assignments, including recordal of the same. For a period of up to [***] months after the termination date, [***], (i) Janssen shall provide to Licensor the necessary information to permit Licensor to effect and perfect the transfer of the applications and registrations of the Product Marks and (ii) Janssen shall reasonably cooperate with Licensor in executing appropriate documents to effectuate the transfer or assignment for the Product Marks worldwide that are in the name of Janssen or any of its Affiliates. After such period, Janssen shall have no further obligation with respect to the matters covered by this Section.

(o) Technical Assistance. Subject to Section 10.5.2(q), for a period of [***] months following the Termination Effective Date, Janssen will reasonably cooperate with Licensor to provide reasonable technical assistance with respect to the Reverted Products, and to transfer to Licensor any Applied Janssen Know-How licensed to Janssen under Section 10.5.2(c), as reasonably requested by Licensor. Such cooperation will include providing Licensor with reasonable access by teleconference or in-person at Janssen’s facilities to any Janssen personnel involved in the performance of the Exploitation of Reverted Products or their underlying Licensed Compounds.

(p) Indemnification. Licensor will indemnify, defend and hold harmless the Janssen Indemnitees from and against any and all Losses to the extent arising out of or relating to the Exploitation of the Reverted Products by or for Licensor or any of its Affiliates, (sub)licensees, agents or contractors on or after the Termination Effective Date. Any claim of indemnification by a Janssen Indemnitee under this Section will be subject to the procedures set forth in Section 9.3.

(q) Janssen’s Proprietary Manufacturing Technology. Notwithstanding anything to the contrary in this Section 10.5.2, Janssen will have no obligation to transfer or otherwise disclose to Licensor any proprietary Know-How of Janssen or its Affiliates that is used to Manufacture the Reverted Products (or any Regulatory Documentation and Filings or Third Party agreements that contain or reflect any such Know-How). Janssen may redact from any materials disclosed to Licensor under this Section 10.5.2 (including, for the avoidance of doubt, Regulatory Documentation and Filings under Section 10.5.2(e) and Third Party agreements under Sections 10.5.2(c) and 10.5.2(l)) any information that contains or reflects any such Know-How. If Janssen does not transfer to Licensor ownership of any such Regulatory Documentation and Filings that contain or reflect any such Know-How, Janssen will grant to Licensor an exclusive and irrevocable right of access and reference to such Regulatory Documentation and Filings, and will cooperate with Licensor to make the benefits of such Regulatory Documentation and Filings available to Licensor or its designee(s).

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10.5.3 Effects of Expiration. If this Agreement expires in accordance with Section 10.1, the licenses and other rights granted to Janssen under Section 5.1.1 will survive on a fully-paid, royalty-free, irrevocable and perpetual basis as set forth in Section 4.4.4.

10.5.4 Accrued Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period before such expiration or termination.

10.5.5 Non-Exclusive Remedy. Notwithstanding anything in this Agreement to the contrary, expiration or termination of this Agreement by a Party will be without prejudice to other remedies such Party may have at law or in equity.

10.5.6 Survival. Unless otherwise expressly provided in this Agreement, in the event of any expiration or termination of this Agreement the Sections and Articles set forth below, as well as any other Sections, Articles or defined terms referred to in such Sections or Articles or necessary to give them effect, will survive: ARTICLE 7 (Confidentiality and Publicity) (for the term set forth therein), ARTICLE 12 (Dispute Resolution), ARTICLE 13 (Miscellaneous), and Sections 2.6 (No Assumption of Liabilities), 4.4.4 (but only with respect to licenses granted upon the expiration of a Royalty Term that expires prior to the termination of the Agreement), 4.5 (Payment Terms) (with respect to any accrued payment obligations), 4.6 (Records; Audits), 4.7 (Taxes), 5.4 (Cross- Licenses), 5.5 (No Implied Licenses), 6.2.1 (Ownership of Inventions), 6.2.2 (Invention Disclosure) (with respect to Joint Patents), 6.2.3 (Treatment of Joint Patents), 8.8 (No Other Warranties), 9.1 (Indemnification by Janssen), 9.2 (Indemnification by Licensor), 9.3 (Indemnification Procedures) and 10.5 (Effects of Termination or Expiration). Furthermore, any other provisions required to interpret the Parties’ surviving rights and obligations under this Agreement, including ARTICLE 1 (Definitions), will survive to the extent required. Except as otherwise provided in this ARTICLE 10, all rights and obligations of the Parties under this Agreement will terminate upon expiration or termination of this Agreement for any reason.

ARTICLE 11

HSR COMPLIANCE

11.1 HSR Clearance. As used herein, the “HSR Clearance Date” means such time as: (a) the Parties will have complied with all applicable requirements of the HSR Act; (b) the applicable waiting period under the HSR Act (or any extensions thereof, including any timing agreements, understandings, or commitments entered into or made to the DOJ or FTC to extend any waiting period or not consummate the Agreement) will have expired or been terminated early; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement will be pending; (d) no injunction (whether temporary, preliminary or permanent) or Law prohibiting consummation of the transactions contemplated by this Agreement (the “Transactions”) will be in effect; and (e) no requirements or conditions will have been formally requested or imposed by the DOJ or FTC in connection therewith that are not reasonably and mutually satisfactory to the Parties (collectively, the “HSR Conditions”). In the event that the HSR Clearance Date has not occurred within [***] months following the Execution Date, then either Party may terminate this Agreement upon written notice to the other Party, in which case, all provisions of this Agreement will terminate and be of no force or effect whatsoever, except only that any liability of either Party for failing to comply with any of the Execution Date Terms will survive.

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11.2 HSR Filing. On a date no earlier than [***] and no later than [***], both Parties will file their respective pre-merger notification and report forms (“HSR Forms”) with the United States Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”) pursuant to the HSR Act in connection with the Transactions to the extent applicable. Neither Party will request early termination of the initial HSR Act waiting period in their respective HSR Form.

11.3 Cooperation.

11.3.1 Following the filing of the HSR Forms, the Parties will use commercially reasonable efforts to obtain the HSR Conditions for the consummation of the Transactions as promptly as reasonably practicable, and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or any other party in connection with antitrust matters. The Parties will instruct their respective counsel to coordinate and cooperate with each other to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period. In the context of this Section 11.3, commercially reasonable efforts include counsel’s undertaking: (a) to reasonably keep each other informed of communications received from and submitted to personnel of the FTC, the DOJ or any other antitrust authority relating to the Transactions; and (b) to confer with each other regarding appropriate contacts with and response to personnel of the FTC, the DOJ or any other antitrust authority and consider in good faith the views of the other Party, including all reasonable additions, deletions or changes suggested by the other Party; provided, however, that Janssen will have the principal responsibility for devising and implementing the strategy for obtaining the HSR Conditions and will lead and direct all submissions to, meetings and communications with the FTC, the DOJ or any other party in connection with antitrust matters. Janssen will be responsible for the applicable HSR Act filings fees in connection with the Transactions to the extent applicable, and each Party will be responsible for the costs and expenses of its own legal and other advice in relation to the HSR Forms submitted pursuant to the HSR Act therewith and satisfaction of the HSR Conditions.

11.3.2 Each Party will use commercially reasonable efforts to take such actions as may be required under the HSR Act or other antitrust laws in order to satisfy the conditions set forth in this ARTICLE 11. Notwithstanding anything to the contrary in this Agreement, the term “commercially reasonable efforts” does not require that either Party (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of such Party or its Affiliates, (b) agree to any restrictions on, or changes to, the activities of such Party or its Affiliates, or (c) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the Transactions.

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ARTICLE 12

DISPUTE RESOLUTION

12.1 Exclusive Dispute Resolution Mechanism. The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Any Dispute, including, to the extent related to this Agreement, disputes that may involve the parent company, subsidiaries, or Affiliates under common control of any Party, will be resolved in accordance with this ARTICLE 12.

12.2 Referral to Executive Officers. The Parties may, by mutual written agreement, refer to the Global Therapeutic Head, Neuroscience of Janssen (or a senior executive officer of Janssen or its Affiliates designated by such officer) and the Chief Executive Officer of Licensor (the “Executive Officers”) any Dispute. In the case of any such referral, the Executive Officers shall discuss any such matter referred to them in good faith and attempt to find a mutually satisfactory resolution to the issue. If the Executive Officers do not reach consensus regarding, or do not resolve, such a matter within [***] days after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), or if the Parties do not mutually agree to refer such matter to the Executive Officers, then the matter may be referred to mediation in accordance with Section 12.3 below.

12.3 Mediation.

12.3.1 With respect to any Dispute that is not resolved by the Executive Officers under Section 12.2, the Parties will first attempt in good faith to resolve such Dispute by confidential mediation in accordance with the then-current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating litigation. The CPR Mediation Procedure will control, except where it conflicts with these provisions, in which case these provisions control. The mediator will be chosen pursuant to CPR Mediation Procedure. The mediation will be held in New York, New York.

12.3.2 Either Party may initiate mediation by written notice to the other Party for any Dispute that is not resolved by the Executive Officers under Section 12.2. The Parties agree to select a mediator within [***] days of the notice, and the mediation will begin promptly after the selection. The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of [***] of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, will mediation continue more than [***] days from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.

12.3.3 Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion will be extended until [***] days after the conclusion of the mediation.

12.3.4 Either Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.

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12.4 Consent to Jurisdiction. Any Dispute arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, that is not resolved through mediation as set forth in accordance with Section 12.3 will be resolved by litigation in the United States District Court for the Southern District of New York, or in the state court of the state of New York if the United States District Court does not have jurisdiction.

12.5 Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY; AND (2) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

ARTICLE 13

MISCELLANEOUS

13.1 Assignment; Successors. Neither Party may assign this Agreement or any of its rights or obligations under this Agreement without the written consent of the other Party; provided, however, that either Party may assign this Agreement in its entirety without such consent (but with notice to the other Party after such assignment), to: (a) an Affiliate, as long as the assignee remains an Affiliate of the assigning Party, provided that the assigning Party will remain responsible for the performance of, and primarily liable under, this Agreement notwithstanding such assignment; or (b) a Third Party that acquires all or substantially all of the business or consolidated assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise). No assignment of this Agreement will be valid and effective unless and until the assignee agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment of this Agreement not in accordance with this Section 13.1 will be null and void.

13.2 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Each Party may use one or more of its Affiliates to perform its obligations and duties under this Agreement. Such Party will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement.

13.3 Subcontracting. Janssen (or its Affiliate) may subcontract the performance of any activities with respect to the Licensed Compounds and Licensed Products to one or more Third Parties.

13.4 No Consequential or Punitive Damages. NEITHER PARTY HERETO NOR ANY OF ITS AFFILIATES WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS UNDER THIS AGREEMENT, OR FOR ANY LOSS OR INJURY TO A PARTY’S OR ITS AFFILIATES’ PROFITS, REVENUES, BUSINESS OR GOODWILL ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 13.4 IS INTENDED TO LIMIT OR RESTRICT THE RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY INDEMNIFICATION CLAIMS UNDER ARTICLE 9.

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13.5 Governing Law. This Agreement will be governed by and interpreted under, and any court action in accordance with Section 12.4 will apply, the laws of the State of New York excluding any conflicts of laws principles. Notwithstanding anything in this Agreement to the contrary, the interpretation and construction of any Patents will be governed in accordance with the laws of the jurisdiction in which such Patents were filed or granted, as the case may be.

13.6 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and deemed given if delivered personally or sent by overnight courier to the receiving Party, in each case with a copy sent via e- mail (if an e-mail address of the party to whom the relevant communication is being made has been designated and remains a working e-mail address), at the following addresses (or at such other addresses as will be specified by like notice):

If to Licensor:

Pipeline Therapeutics, Inc.

10578 Science Center Dr STE 200, San Diego, CA 92121

Attn: Carmine Stengone, CEO

    [***]

With copies to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Road, Suite 200

San Diego, California 92130

Attn: Brendan C. McCarthy, Esq.

    [***]

    Jeffrey C. Thacker, Esq.

    [***]

If to Janssen:

Janssen Pharmaceutica NV

Turnhoutseweg 30

2340 Beerse, Belgium

Fax: +32 14 60 5403

Attention: Law Department

With a copy to:

Johnson & Johnson Law Department One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attention: General Counsel, Pharmaceuticals

All such notices, requests, demands, waivers and other communications will be deemed to have been received on the day of delivery, provided that a copy is also sent by e-mail in accordance with the first sentence of this Section 13.6.

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13.7 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

13.8 Captions. All captions in this Agreement are for convenience only and will not be interpreted as having any substantive meaning.

13.9 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

13.10 Amendment; No Waiver. No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

13.11 Integration. This Agreement (including the attached Exhibits and Schedules) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties regarding the subject matter hereof, and supersedes and terminates all previous agreements and understandings between the Parties regarding the subject matter hereof, whether written or oral, but excluding the Certificate, which will remain in full force and effect. In particular, and without limitation, this Agreement supersedes and replaces any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Execution Date. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties regarding the subject matter hereof other than as expressly set forth in this Agreement and the Certificate.

13.12 Independent Contractors; No Agency. Neither Party will have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits. No employee or representative of a Party will have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Janssen’s legal relationship under this Agreement to Licensor, and Licensor’s legal relationship under this Agreement to Janssen, will be that of independent contractor and will not constitute a partnership, joint venture or agency.

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13.13 Force Majeure. Neither Party will be liable for delay or failure in the performance of any of its obligations under this Agreement (other than the payment of money) if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, typhoon, floods, earthquakes, tsunami, epidemics, pandemics, embargoes, acts of war (whether war be declared or not), terrorism, strikes, lockouts or other civil unrest, or omissions or delays in acting by any Governmental Authority; provided, however, that the affected Party promptly notifies the other Party and uses Diligent Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with commercially reasonable dispatch whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

13.14 Use of Names. Neither Party will publicly use the name, physical likeness, employee names or Trademarks of the other Party (or any of its Affiliates) for any purpose without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained herein will be construed to prevent either Party from using the name of the other Party (or its Affiliates) as required by applicable Law, including for purposes of preparing necessary filings with the United States Securities and Exchange Commission or complying with its regulations, or other regulations applicable to the public sale of securities, including preparing proxy statements or prospectuses. Nothing in this Agreement will be construed as granting either Party any right or license to use any of the Trademarks of the other Party (or its Affiliates) without separate, express written permission of the owner of such Trademark. For purposes of this Section 13.14, “Trademark” means any word, name, symbol, color, designation, or device or any combination thereof, whether registered or unregistered, used or intended to be used in commerce and indicating the source for a product or service, including any domain name, trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

13.15 Counterparts; Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument, even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or by email of a .pdf attachment will be deemed to be original signatures.

13.16 Construction. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or a Schedule or Exhibit to, this Agreement, including all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (vii) when a time period set forth in this Agreement ends on a day that is not a Business Day, the last day of such time period will be the

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next Business Day; (viii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (ix) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (x) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (xi) the words “will” and “shall” will have the same meaning and import; (xii) neither Party or its Affiliates will be deemed to be acting “on behalf of” the other Party under this Agreement, except to the extent expressly otherwise provided; (xiii) all references in this Agreement to “$” refer to U.S. Dollars; and (xiv) reference to sublicensees include direct and indirect sublicensees.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Execution Date.

PIPELINE THERAPEUTICS, INC.		JANSSEN PHARMACEUTICA NV

By:	/s/ Carmine Stengone	By:	/s/ TOM AELBRECHT
Name: Carmine Stengone		Name: TOM AELBRECHT
Title: President and Chief Executive Officer		Title: Member of the Board JPNV

JANSSEN PHARMACEUTICA NV

		By:	/s/ JAN VAN DER GOTEN
Name: JAN VAN DER GOTEN
Title: Board member JPNV

[Signature Page to License Agreement]

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LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.7	Johnson & Johnson Universal Calendar

Schedule 1.15	Competitive Change of Control

Schedule 1.20	Designated Provider

Schedule 1.29	Existing Licenses

Exhibit 1.56(a)	PIPE-307

Exhibit 1.56(b)	Additional Licensed Compounds

Schedule 1.58	Licensed Patents

Schedule 1.67	[***] Arbitration [***]

Schedule 1.76	Prior Provider

Schedule 1.85	Threshold Activity Protocol

Schedule 2.1.1	Existing Regulatory Filings

Schedule 2.1.3	Ongoing Pre-Clinical Studies

Schedule 2.2.1	Existing API Inventory

Schedule 2.2.3(b)(ii)	Cost Share Quantities of Licensed Product

Schedule 2.2.3(b)(iv)	Quantities of Licensed Product for Phase 2 MS POC Study

Exhibit 3.4	Trial Synopsis

Schedule 3.4.4(d)	Existing CRO and Other Vendors

Exhibit 7.5.1	Press Release

Schedule 8.5.4(b)	Data Generation, Processing and Storage

Exhibit 1.7

Johnson & Johnson Universal Calendar

[***]

Schedule 1.15

Competitive Change of Control

[***]

Schedule 1.20

Designated Provider

[***]

Schedule 1.29

Existing Licenses

[***]

Exhibit 1.56(a)

PIPE-307

[***]

Exhibit 1.56(b)

Additional Licensed Compounds

[***]

Schedule 1.58

Licensed Patents

[***]

Schedule 1.67

[***] Arbitration [***]

[***]

Schedule 1.76

Prior Provider

[***]

Schedule 1.85

Threshold Activity Protocol

[***]

Schedule 2.1.1

Existing Regulatory Filings

[***]

Schedule 2.1.3

Ongoing Pre-Clinical Studies

[***]

Schedule 2.2.1

Existing API Inventory

[***]

Schedule 2.2.3(b)(ii)

[***]

Schedule 2.2.3(b)(iv)

Quantities of Licensed Product for Phase 2 MS POC Study

[***]

Exhibit 3.4

Trial Synopsis

[***]

Schedule 3.4.4(d)

Existing CRO and Other Vendors

[***]

Exhibit 7.5.1

Press Release

[***]

Schedule 8.5.4(b)

Data Generation, Processing and Storage

[***]